UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Mr. Cooper Group Inc.

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Mr. Cooper Group®

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

mr. cooper
2021

March 30, 2021

Dear Stockholders,

On behalf of your Board of Directors, I want to invite you to attend our 2021 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 13, 2021, at 9:00 a.m., central time, at the Four Points by Sheraton – Dallas/Fort Worth Airport North, 1580 Point West Blvd., Coppell, TX 75019. Please RSVP at secretary@mrcooper.com by 5:00 p.m. central time on May 12, 2021, if you plan to attend the meeting in person. Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying materials.

I would like to personally thank you for your continued investment in Mr. Cooper Group. We look forward to welcoming you to our annual meeting. Your vote is important to us – even if you do not plan to attend the meeting in person, we hope that you vote your proxy promptly, so your shares are represented.

We are furnishing proxy materials to our stockholders primarily over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our Proxy Statement and our 2020 Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2020 Form 10-K and a proxy card or voting instruction form. Stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

Sincerely,

Jay Bray
Chairman, President & Chief Executive Officer

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit www.proxyvote.com.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.

BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	IN PERSON Attend the annual meeting in person. Please RSVP at secretary@mrcooper.com.

8950 Cypress Waters Blvd. Coppell, Texas 75019

March 30, 2021

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

9:00 a.m., central time, Thursday, May 13, 2021

Four Points by Sheraton – Dallas/Fort Worth Airport North 1580 Point West Blvd, Coppell, TX 75019

(1)       Election of Directors;

(2)       Advisory vote on executive compensation (Say on Pay);

(3)       Ratification of Ernst & Young LLP as independent auditors;

(4)       Any other business that may properly come before the meeting.

Holders of our common stock and our Series A Convertible Preferred Stock at the close of business on March 16, 2021 are entitled to vote at the annual meeting.

Please complete, sign, date and return your proxy card or submit your proxy by following the instructions contained in this Proxy Statement and on your proxy card. Even if you plan on attending in person and voting, you are encouraged to submit your proxy to ensure your vote is counted if you are unable to attend. You may revoke your proxy and vote in person at the annual meeting if you choose to do so.

If you plan to attend the meeting in person, please RSVP at secretary@mrcooper.com by 5:00 p.m. central time on May 12, 2021.

By order of the Board of Directors,

Elisabeth Gormley
Vice President, Associate General Counsel & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 13, 2021: This Proxy Statement is available free of charge on the Investors section of our website (investors.mrcoopergroup.com). In addition, you may access the Proxy Statement free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

EXECUTIVE SUMMARY

This proxy statement and the accompanying materials are being made available to Mr. Cooper Group Inc. stockholders beginning on or about March 30, 2021. You should read the entire proxy statement carefully before voting. For additional information about the 2021 Annual Meeting, please see “General Information About the Annual Meeting and Voting” at the end of the proxy statement. This executive summary highlights selected information throughout this proxy statement.

2021 ANNUAL MEETING INFORMATION

DATE AND TIME	PLACE	RECORD DATE	ADMISSION
9:00 a.m., central time Thursday, May 13, 2021	Four Points by Sheraton – Dallas Fort Worth Airport North 1580 Point West Blvd. Coppell, TX 75019	March 16, 2021	Photo identification and proof of ownership as of the record date are required to attend the meeting

MATTERS TO BE VOTED ON AT OUR 2021 ANNUAL MEETING

Board Recommendation
Proposal 1:	Election of Directors	FOR each director
Proposal 2:	Advisory Vote on Executive Compensation (Say on Pay)	FOR
Proposal 3:	Ratification of the Appointment of Ernst & Young LLP as our Independent Auditors for 2021	FOR

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PERFORMANCE HIGHLIGHTS

Following the financial crisis in 2008, the servicing market shifted to non-banks as the government agencies and large banks recognized the importance of servicers with specialized expertise. From a start of $21 billion Unpaid Principal Balance (UPB) in 2008, we’ve grown our portfolio to $626 billion, making us the leader among nonbank servicers and #3 servicer overall. In 2020, we reacted to the pandemic by moving over 95% of our team members to work-from-home status within a matter of days. We demonstrated our commitment to our customers by helping approximately 364,000 homeowners go on forbearance. Our customer-oriented culture is transforming the experience for both team members and customers, resulting in the highest team member satisfaction rates in our history including receipt of the Great Place to Work certification for the second consecutive year. Our innovative use of technology has driven our servicing costs below peers, improved our customer experience, and allowed us to scale originations to record volumes and margins. Provided below are 2020 highlights.

COMPANY

•         Reported $307 million net income or $3.20 per diluted share

•         Generated an operating return on tangible common equity of 42.5%

•         Grew tangible book value to $26.27 per share, an increase of 17% from a year ago

•         Servicing portfolio UPB ended the year at $626 billion, roughly flat with the prior year

•         Achieved record funded volume of $63.2 billion, 57% higher than 2019

•         Achieved Great Place to Work certification for the second consecutive year

•         Redeemed $300 million in senior notes prior to maturity and refinanced $2.1 billion in senior notes, which significantly lowered funding costs and improved the company’s liquidity

•         Repurchased 2.6 million shares of common stock for $58 million

SERVICING

•        Boarded approximately $219 billion loans, including $159 billion in subservicing

•        Helped 364,000 homeowners go on forbearance, and helped 186,000 customers resolve or exit forbearance, with many benefitting from the use of our innovative digital self-service tools

ORIGINATIONS

•         Funded 235,184 loans totaling $63.2 billion

•         Produced record pretax income of $1.5 billion, 206% higher than 2019

•         Our direct-to-consumer channel funded $35 billion in new loans and achieved a refinance recapture rate of 33%, which was close to double the industry average

•         We expanded our Correspondent channel, funding $28 billion, and becoming a top 10 Correspondent lender

XOME • Produced $433 million in revenues, which consisted of 51.1% third-party revenues • Sold 4,942 properties and completed 905,115 title orders and 2.3 million solutions orders

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COMPENSATION HIGHLIGHTS

This past year was one of unprecedented challenges – a pandemic, an economic crisis and a call for social justice. It was also a year that provided significant economic opportunity for our business.

$307 Million Net Income ($3.20 per diluted share)	42.5% Operating Return on Tangible Common Equity	+17% Tangible Book Value (to $26.27 per share)

We responded to the pandemic and navigated unprecedented market volatility, which is testament to our people, our culture of customer advocacy, and our scalable, digital and highly efficient platform. We worked with customers impacted by the pandemic and helped 364,000 homeowners enter into forbearance plans, which are designed to keep them in their homes, and by year-end we helped 186,000 customers exit forbearance and resume their monthly payments. We have an obligation to make a positive impact in our communities and focus on social justice activism through community giving and volunteerism, which we participated in during 2020 and will continue to participate in 2021. We recognize that as a company, we have an impact on the world in which we live and the people we interact with, and we want to ensure we are contributing to progress in diversity and inclusion.

Last year we made a commitment to you, our stockholders, to re-design our executive compensation program to more closely align pay with performance. In 2020, the re-designed compensation program complements our strategy, the critical driver of stockholder value. Our strategy also forms the basis for a performance management system which includes how we define and measure success as well as the characteristics of the reward system – how management shares in the wealth they create for investors. As such, we rely heavily on an annual cash-based incentive program tied to our annual financial and strategic objectives, and we rely on performance-based equity tied to Total Shareholder Return (TSR) to align the interests of management and stockholders in growing the share price.

Corporate Objective and Executive Compensation

Our overall corporate objective is to deliver, at a minimum, a fair return to stockholders that is commensurate with the risk of our business. Our critical measure of success is TSR. Our compensation program for senior executives aligns the interests of management and stockholders in growing the value of our company without taking undo risks. At the same time, we recognize the competitive market for executive talent. Therefore, our compensation program is designed to balance three, at times competing, objectives – motivate and reward management for creating and executing a strategy that drives TSR, retains our talent and ensures that the cost of the program is reasonable.

Our approach is to provide our executives with a competitive compensation program that is commensurate with the market for executive talent in our sector, and the size and complexity of our businesses. Our program consists of three components – salary, annual cash incentive and long-term equity. In combination, the three components should hold a significant portion of the total compensation opportunity at risk in that actual compensation earned is tied to achieving annual financial and business objectives and stockholder returns over time.

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Below are some highlights of our compensation program:

What We Do	What We Don’t Do

✓    Align our executive pay with performance

✓    Annual “say on pay” advisory vote

✓    Set multiple challenging performance objectives

✓    Stock ownership guidelines for executive officers and directors

✓    Caps on director equity awards and fees

✓    Independent compensation consultant engaged by the Compensation Committee

✓    Annual review and approval of our compensation strategy

✓    Significant portion of executive compensation at risk based on corporate performance and TSR

✓    Double trigger equity acceleration default provision upon change of control

✓    Minimum equity award vesting periods for time-based restricted stock units

✓    Clawback of equity awards under specified circumstances

✕    Tax gross-ups for change of control benefits

✕    Permit short sales, hedging, or pledging of stock ownership positions

✕    Strict benchmarking of compensation to a specific percentile of our peer group

✕    Excessive perquisites

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CORPORATE GOVERNANCE HIGHLIGHTS

We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens our Board and management accountability and leads to better business performance. We are committed to maintaining strong corporate governance practices and will continually evaluate these practices. Additionally, we value our stockholders’ continued interest and feedback and are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on a variety of topics, as well as to understand stockholders’ perspectives on our executive compensation program, our decision-making processes, our disclosure and recent trends and events. This outreach program ensures that the Committee and Board consider the issues that matter most to our stockholders so we can address them effectively. Below are some highlights of our corporate governance practices:

Unclassified Board	Stockholder Right to Call Special Meetings and Act by Written Consent of Majority

Majority Independent Director Nominees	Year-Round Stockholder Engagement Process

Independent Lead Director	Board Risk Oversight

Majority Voting for Directors with Resignation Policy	Stock Ownership Guidelines for Officers and Directors

Director Attendance at >75% Of Meetings	Executive Succession Planning Process

100% Board Attendance at 2020 Annual Meeting	Anti-Hedging/Pledging Policy

Independent Directors Meet without Management Present	Annual Review of Committee Charters and Governance Guidelines

Annual Say-on-Pay Vote	Annual Board and Committee Evaluations

CEO Evaluation Process	Demonstrated Board Refreshment

Board Continuing Education Program	Office of Diversity and Inclusion

Code of Conduct for Directors, Officers and Employees	Appointed Diverse Directors in 2019 and 2020

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Key Areas of Board Oversight

Our Board is responsible for, and committed to, the oversight of the business and affairs of our company. In carrying out this responsibility, our Board advises our senior management to help drive success for us and for long-term value creation for our stockholders. Our Board discusses and receives regular updates on a wide variety of matters affecting us. Our Board met 14 times in 2020.

Stockholder Engagement

We believe that effective corporate governance includes regular, active dialogue with analysts, investors in our equity and senior notes, and other market participants, and we take into account their feedback on our executive compensation program as well as the Company’s strategy, financial results and disclosures, and industry and market trends. Stockholder dialogue is a year-round practice through our investor relations team. We are working to further improve our engagement by increasing our participation in investor conferences and non-deal roadshows, revising selected disclosures to increase clarity, and improving the consistency and effectiveness of our communications.

During 2020, we had over 450 separate meetings and calls with equity investors and analysts, in addition to participation in earnings conference calls. Feedback that we received from stockholders was taken into account in the re-design of our compensation program for 2020. The Compensation Committee believes the compensation program changes implemented in 2020 are directly responsive to feedback we heard from our stockholders and reflect the right incentive structure for our business and for our stockholders. We are committed to maintaining an active dialogue with stockholders to understand stockholders’ perspectives on our executive compensation program, and we plan to continue this dialogue. Stockholders are always welcome to communicate their views as described under “Communications with the Board” in this proxy statement.

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DIRECTOR NOMINEES

Our director nominees are:

Name	Director Since	Committees

Jay Bray	2018	—

Busy Burr	2019	Compensation

Robert Gidel	2018	Nominating & Corporate Governance (Chair)
		Audit & Risk

Roy Guthrie	2018	Audit & Risk (Chair)

Michael Malone	2018	Audit & Risk
		Compensation

Shveta Mujumdar	2019	Nominating & Corporate Governance

Tagar Olson	2015	Compensation (Chair)

Christopher Harrington	2017	—

Steven Scheiwe	2012	Audit & Risk
		Nominating & Corporate Governance

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Our Directors’ Experience, Independence, Tenure and Diversity

The following charts set forth information regarding our director nominees, illustrating the high level of experience each brings to the Board, as well as the Board’s independence, tenure and diversity in the aggregate:

Senior Leadership	✓	✓	✓	✓		✓	✓	✓	✓
Financial Services Industry	✓	✓	✓	✓	✓	✓	✓	✓
Accounting and Finance	✓		✓	✓		✓		✓	✓
Risk Management	✓		✓	✓		✓			✓
Technology	✓	✓	✓				✓
Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board and Corporate Governance	✓		✓	✓	✓	✓		✓	✓
Government Relations, Regulatory or Legal	✓	✓	✓	✓	✓	✓		✓	✓
Compensation and Human Resources	✓		✓	✓		✓		✓	✓

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2021 PROXY STATEMENT

In this proxy statement, “Mr. Cooper Group,” “Company,” “we,” “us,” or “our” refers to Mr. Cooper Group Inc. or to it and one or more of its subsidiaries. This proxy statement contains information on the matters to be presented at our 2021 Annual Meeting of Stockholders to be held on May 13, 2021, to assist you in voting your shares.

CORPORATE GOVERNANCE

Governing Documents

The following primary documents make up our corporate governance framework:

•	Corporate Governance Guidelines

•	Audit & Risk Committee Charter

•	Compensation Committee Charter

•	Nominating & Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

•	Code of Ethics for our CEO and Senior Financial Officers

These documents are accessible on our website at www.mrcoopergroup.com by clicking on “Corporate Governance” under the “Investor” tab. You may also obtain a free copy of any of these documents by sending a written request to Mr. Cooper Group Inc., 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary. Any substantive amendment to or grant of a waiver from a provision of our codes of ethics requiring disclosure under applicable Securities and Exchange Commission (SEC) or National Association of Securities Dealers Automatic Quotations (NASDAQ) rules will be posted on our website.

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Corporate Governance Guidelines

This document sets forth the Company’s primary principles and policies regarding corporate governance. The Corporate Governance Guidelines are reviewed from time to time as deemed appropriate by the Board. The matters covered by the Corporate Governance Guidelines include the following:

Board Leadership	Board and Committee Compensation

Size of the Board	Board Self-Evaluation

Board Membership Criteria	Strategic Direction of the Company

Other Public Company Directorships	Board Access to Management

Independence of Directors	Attendance of Management at Board Meetings

Ethics and Code of Conduct	Director Interaction with Outside Constituencies

Conflicts of Interest	Confidentiality

Director’s Change of Job Responsibility	Board Orientation and Continuing Education

Director Retirement Age and Tenure	Director Attendance at Annual Meetings of Stockholders

Director Resignations	Succession Planning

Executive Sessions for Non-Management and Independent Directors	Leadership Development, including Evaluation of the Chief Executive Officer

Board Leadership Structure

We have a strong and active Board composed predominantly of independent directors who understand our business and who work closely with our Chairman, President & Chief Executive Officer and other members of senior management. The Board has no fixed policy on whether to have an independent chairman. Currently, Jay Bray, our President & Chief Executive Officer, serves as Chairman of the Board. Our Board has determined that, at this time, this current structure, with a combined Chairman & Chief Executive Officer role and an independent lead director, is in the best interests of the Company and its stockholders. The Board believes the combined role of Chairman of the Board & Chief Executive Officer promotes unified leadership and execution of our strategic plan, facilitates information flow between management and the Board and enables Mr. Cooper Group to benefit from

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Mr. Bray’s significant institutional and industry knowledge and experience. This combined role is both supplemented and enhanced by the effective oversight and independence of our Board and the leadership provided by our independent lead director. As part of its regular refreshment process, in March 2021, our Board appointed Mike Malone to serve as independent lead director.

The independent lead director has broad responsibility and has authority to:

•	serve as chair during executive sessions of the Board;

•	call meetings of the independent directors when necessary;

•	preside at meetings of the Board when the Chairman is not present;

•	act as liaison between the Chairman, President & Chief Executive Officer and the Board;

•	manage intra-board relationships;

•	set meeting agendas; and

•	if requested by major stockholders, ensure that he is available for consultation and direct communication.

In general, our independent lead director serves as the liaison between our Chairman and our independent directors. He is available to consult with our Chairman about the concerns of the Board and is available to consult with senior management regarding their concerns. Having an independent lead director fosters a Board culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. It encourages communication among the directors, and between management and the Board, to facilitate productive working relationships. Working with our Chairman and other Board members, our independent lead director also ensures there is an appropriate balance and focus among key Board responsibilities such as strategy development, review of operations, risk oversight and management succession planning. The Board believes it is important to maintain flexibility with the Board’s leadership structure. The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework to assure effective governance and accountability, taking into consideration the needs of the Board and the Company.

Board’s Role in Risk Oversight

Senior management has the responsibility to develop and implement our strategic plans and to identify, evaluate, manage, and mitigate the risks inherent in those plans. It is the responsibility of the Board to understand and oversee our strategic plans, the associated risks, and the steps that our Chief Credit & Risk Officer and senior management are taking to manage and mitigate those risks. The Board takes an active approach to its role in overseeing the development and execution of our business strategies as well as its risk oversight role. This approach is bolstered by the Board’s leadership and committee structure, which ensures proper consideration and evaluation of potential enterprise risks by the full Board. In addition to receiving information from its committees, the Board also receives updates directly from Mr. Bray who due to his position as both Chairman of the Board and President & Chief Executive Officer of the Company is particularly important in communicating with other members of management and keeping the Board updated on the important aspects of our operations. As part of its strategic risk management oversight, the full Board conducts a number of reviews throughout the year to ensure that our strategy and risk management is appropriate and prudent, including:

•	A comprehensive annual review of our overall strategic plan with updates throughout the year.

•	Direct discussions with our Chairman, President and CEO in executive sessions held at our Board meetings about the state of the business.

•	Reviews of the strategic plans and results for our business segments, including the risks associated with these strategic plans, at Board meetings during the year.

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•	Reviews of other strategic focus areas for the Company, such as innovation, information, ESG initiatives and cybersecurity, and organizational management. The Board also has overall responsibility for leadership succession for our most senior officers and reviews succession plans on an ongoing basis.

•	Annual review of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of the Company’s senior management and the Internal Audit team who identify on a continual basis current and future potential risks facing the Company on actions to appropriately manage and mitigate those potential risks. In conjunction with our enterprise risk management process, management also analyzes emerging cybersecurity threats and data privacy laws, as well as our plans and strategies to address them.

The Board has delegated certain risk management oversight responsibilities to specific Board committees, each of which reports regularly to the full Board as follows:

Further, the Audit & Risk Committee has engaged certain third-party consultants to review and assess our compliance and risk management structure, programs and practices, including our enterprise-wide compliance risk management system.

Independent Directors

We recognize the importance of having an independent Board that is accountable to Mr. Cooper Group and its stockholders. Accordingly, our Corporate Governance Guidelines provide that a majority of our directors shall be independent in accordance with NASDAQ listing standards. Currently, nearly 90% of our Board is independent.

Board, Committee and Annual Meeting Attendance

The Board held 14 meetings during 2020. Each director attended at least 75% of the total number of meetings of the Board and committees held during the period he or she served. Directors are invited and encouraged but are not required to attend our annual meeting of stockholders. In 2020, all of our directors attended our annual meeting of stockholders.

Presiding Non-Management Director and Executive Sessions

Our non-management and independent directors meet in executive session without management at least twice per year. Our independent lead director presides at each executive session.

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Board and Committee Evaluations

Our Board is committed to continuous improvement and recognizes the importance of a robust evaluation process to enhance board performance and effectiveness. Our Nominating & Corporate Governance Committee (the NCG Committee) oversees the annual performance evaluation of the Board and ensures that each of the Board’s committees conducts an annual self-evaluation. In general, covered areas include Board alignment, governance, strategy, culture, composition, information, meetings and leadership. In 2020, the NCG Committee engaged a third-party provider to administer online assessment questionnaires for both the Board and its committees. After completing the questionnaire, the Board and its committees received a full report with tailored analyses, summarized assessment results, including areas of concern for discussion, and highlights of effective practices and recommendations for ongoing development. The Board and its committees met to discuss the results.

2020 Evaluations: A Multi-Step Process:

• NCG Committee reviews the design and format of the evaluation process • Ensures directors have opportunity to provide constructive feedback about board and director performance	• Directors complete written questionnaire on various measures of the Board’s strengths, deficits, and areas of alignment	• NCG Committee receives summarized director responses • NCG Committee receives tailored analysis and recommendations for ongoing development	• Closed session discussion with the Board and its committees	• Feedback informs changes to policies, practices and procedures, as appropriate • Results requiring further consideration are addressed at subsequent board or committee meetings

Communications with the Board

Any Mr. Cooper Group stockholder or other interested party who wishes to communicate with the Board or any of its members, including our independent lead director, may do so by writing to: Board of Directors (or one or more named directors) c/o Mr. Cooper Group Inc., 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as annual report requests, business solicitations, advertisements and job inquiries. Any communication that is screened as described above will be made available to any director upon his or her request.

Communications with the Audit & Risk Committee

Complaints and concerns relating to our accounting, financial reporting, internal accounting controls or auditing matters (together, Accounting Matters) should be communicated to the Audit & Risk Committee of the Board. Any such communications may be made on an anonymous basis. Employee concerns or complaints may be reported to the Audit & Risk Committee through a third-party vendor, The Network, Inc., which has been retained by the Audit & Risk Committee for this purpose. The Network, Inc. may be contacted toll-free at 866-919-3222 or via NAVEX Global’s website at www.mrcooper.ethicspoint.com. Outside parties, including stockholders, may bring issues regarding Accounting Matters to the attention of the Audit & Risk Committee by writing to: Audit & Risk Committee c/o Executive Vice President & Chief Legal Officer, Mr. Cooper Group Inc., 8950 Cypress Waters Boulevard, Coppell, Texas 75019.

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All complaints and concerns will be reviewed under the direction of the Audit & Risk Committee and oversight by the Chief Legal Officer and other appropriate persons as determined by the Audit & Risk Committee. The Chief Legal Officer reports to the Audit & Risk Committee on such communications.

Criteria and Procedures for Selection of Director Nominees and Board Diversity

Although the Board retains ultimate responsibility for nominating members for election to the Board, the NCG Committee conducts the initial screening and evaluation process. As provided in our Corporate Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based upon requirements of applicable laws and NASDAQ listing standards and among other things, the following factors:

Strength of Character	Business Experience and Areas of Expertise	Judgment	Composition of the Board	Principles of Diversity	Time Availability and Dedication	Conflicts of Interest

Although we do not have a formal policy on diversity, the NCG Committee appreciates the benefits that diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills, can bring to a board of directors and considers diversity in recruitment and nominations of directors. In the past two years, the Board appointed two female directors, representing 22% of our total Board members, who also have diverse backgrounds and experiences, which reflects the importance of diversity to the Board.

In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and our management, as well as recommendations from our stockholders. To recommend a candidate for election to the Board, a stockholder must submit the information required by our Bylaws, including, among other things, the following information, to Mr. Cooper Group Inc., 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary, generally not less than 90 days nor more than 120 days in advance of the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders:

•	the name, age, business and residence address and the principal occupation and employment of the nominee;

•	a completed written questionnaire regarding the background and qualification of the nominee;

•	the nominee’s consent to being named in the proxy statement as a nominee and all information that would be required to be disclosed in a proxy statement or other filings about the nominee;

•	a written representation and agreement regarding voting arrangements that have not been disclosed; compliance with applicable laws; intention to serve a full term if elected and that the nominee will provide true, correct and non-misleading information in all material respects; and

•	a description of all monetary arrangements during the past three years and any other material relationships between the nominee and a stockholder.

In considering candidates recommended by stockholders, the NCG Committee will take into consideration the needs of the Board and the qualifications of the candidate. While a stockholder may submit a director nominee pursuant to these criteria and procedures, the nomination would continue to remain subject to the rights of Kohlberg Kravis Roberts & Co. L.P. (KKR) as discussed below under the caption “Certain Relationships and Related-Party Transactions—Our Relationship with KKR.”

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Environmental Practice

We are committed to conducting operations and activities in a manner that provides and maintains safe and healthful working conditions, protects the environment and conserves natural resources. We maintain practices so that our operations are managed and operated in compliance with applicable laws and regulations. As part of our green initiatives, we promote environment-friendly solutions within our buildings, including a recycling program and a reduction in paper products. For example, we eliminated the availability of paper cups in our office buildings, converted lighting to more energy-efficient LED lights across approximately 360,000 square feet of our office buildings, and our headquarters building was Energy Star Certified. Additionally, we regularly promote and encourage the use of technology for meetings and presentations as opposed to printing paper handouts. Last year, with the move of over 95% of our team to remote work during the COVID-19 pandemic, we consolidated our office buildings by 305,700 total square feet, ultimately reducing the total energy use in our office buildings and greatly decreasing the amount of paper printing.

For our customers, we actively encourage electronic communications including campaigns tied to non-profit group donations as customers chose to go “paperless.” In 2020, we organized a paperless campaign for customers and donated more than 750,000 meals to Feeding America. Our efforts to encourage digital communication have resulted in year-over-year increases in both customers who have a registered digital account with Mr. Cooper (78%, up from 73% at the end of 2019) and customers who have signed up for paperless communications (45%, up from 40% at the end of 2019).

Social Responsibility

Social Responsibility plays an important role in our business as we aim to foster our company’s team culture, meet the evolving needs of our customers, and be good stewards of our communities. As a company, we are grounded in a set of three intangible core values – being challengers of convention, champions for our customers and cheerleaders for our team.

For Our Team Members

We empower our more than 9,000 team members across the U.S. and India because we believe that a happy team leads to happy customers, and that is good for everyone. Our most recent engagement survey, which led to our second Great Place to Work certification, shows how these intentional efforts are making a difference, with our overall Employee Engagement Index measuring 88% participation, and approximately 87% of team members have said that Mr. Cooper Group is a great place to work.

Over the last few years, we transformed from the inside and cultivated a people-first culture, utilizing team member feedback to drive new initiatives and have focused on the following:

•	Talent Management: We invest in attracting, developing and retaining the best talent, and we know that focusing on holistic training, development and onboarding experiences will continue to be key in our journey from better to best, so we operate an overarching Talent Management function, which combines our Training, Leadership Development and Talent Acquisition teams in one group. Over the past year, we offered our employees approximately 437,000 hours of training across a broad range of categories, including leadership, inclusion, professional skills, and performance management.

•	Performance Management: To drive transparency in ratings and team member performance, our performance management process is based on a five-point scale, which simplifies the review process and makes it easier for team members to evaluate themselves, while improving the process for managers in evaluating their teams. In the evaluation and goal setting processes, every team member has strategic goals that align with the Company’s priorities. Additionally,

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every team member is rated on our three core values, helping to ensure that all team members are striving to reflect our values every day through their work. Leaders are also encouraged to have more frequent touchpoints to share feedback on performance and create an open dialogue on career goals.

•	Total Rewards: We are proud to offer team members competitive pay and a variety of benefits to attract and retain top talent. We abide by a pay for performance philosophy, which is a model in which rewards are linked to a team member’s performance. Rewards are differentiated, which results in top performers receiving higher rewards, showing team members they are being compensated based on their individual contributions. To ensure our compensation practices are fair and market competitive, we evaluate our pay ranges every year using data from several industry surveys. We are also committed to giving our team greater transparency and choice in the benefits available to them. To provide more insight into the value of all benefits they receive, each team member has access to a personalized Total Rewards statement, which provides a simple, complete picture of a team member’s pay, medical benefits, life insurance, retirement plan, tax-free spending accounts, family benefits, career development opportunities and more.

•	Attractive Benefits: We believe that our benefits help us to attract and retain top talent, including some of the following offerings – Healthcare Exchange, which provides a choice of competitive insurance options; Team Member Mortgage Loan Program; Down Payment Assistance Program; Fertility and Adoption Benefits; and a Team Member Relief Fund, which is a company-funded program that provides cash grants to our team members who may be experiencing catastrophic disasters or personal hardship.

Diversity and Inclusion Initiatives

Our success as a business is directly tied to our ongoing efforts to attract and retain diverse talent and maintain an inclusive and progressive environment where each team member can thrive. To formalize our values of embracing and leveraging diversity, we established our internal Office of Diversity and Inclusion to serve as a driver and a resource for our team members. Since its inception, the Office of Diversity and Inclusion has spearheaded numerous programs including the formation of nearly 20 Resource Teams comprised of team members who have similar interests and backgrounds. These teams are core to our culture and serve as a resource for their members and the Company by fostering a diverse and inclusive workplace aligned with our mission, values, goals, business practices and objectives. In 2020, the Office of Diversity and Inclusion and the Resource Teams facilitated more than 500 team member events and trainings. In addition, beginning in 2020, all people leaders and individual contributors in an equivalent leadership role have a diversity and inclusion performance action for each quarter included in their performance goals.

We know our work in Diversity and Inclusion is a journey, and in our ongoing commitment to advancing diversity and inclusion, we focus our efforts in four key areas:

•	Transparent Communications: By committing to open and accessible communications through information sharing and feedback, we believe we can cultivate an inclusive environment.

•	Inclusive Processes: To ensure our processes are equitable and impartial for every team member, we continuously review and enhance them.

•	Increased Opportunities: Through inclusive hiring practices and expanded development offerings, we create increased opportunities for potential and current team members.

•	Social Justice Activism: We have an obligation to make a positive impact in our communities and focus on social justice activism through community giving and volunteerism. We recognize that as a company, we have an impact on the world in which we live and the people we interact with, and we want to ensure we are contributing to progress in diversity and inclusion. In 2020, we contributed more than $350,000 to social justice organizations.

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In Our Communities

Alongside government and non-profit housing organizations, in 2020, we regularly partnered with local communities to virtually connect with homeowners to assist with their housing questions and provide helpful resources. Through these partnerships, we were able to help customers with more than 1,400 loans and apply over $11 million in funds to accounts in need. We also encourage team members to volunteer their time and efforts to support their local communities through company initiatives.

As a company, we are a premier sponsor of local United Way and Habitat for Humanity events, earning the United Way Volunteer of the Year award in Dallas-Fort Worth in 2019. We also encourage team members to volunteer with the non-profit organization of their choice by giving all team members paid time off each year for volunteer activities. Though over 95% of our team members worked remotely in 2020, due to the COVID-19 pandemic, we came together to participate in nearly 20 virtual volunteer events.

As the largest non-bank servicer, we are committed to working alongside other industry leaders to ensure we keep the dream of homeownership alive. We have played a key leadership role in the COVID-19 housing crisis. We strongly support the forbearance program included in the CARES Act, which has made it possible for servicers like us to continue to keep millions of people in their homes. Since the CARES Act was first signed, we’ve helped approximately 364,000 homeowners go on forbearance, and we’ve helped 186,000 of them resolve and exit forbearance.

Additionally, at the request of the industry, we played a significant leadership role in the creation of a national consumer awareness campaign designed to reach homeowners who have missed one or more mortgage payments as a result of the COVID-19 pandemic and may be eligible for forbearance assistance under the CARES Act. We led the discussion, and our brand marketing team created the campaign materials now being used by mortgage companies, the Consumer Finance and Protection Bureau and organizations across the industry.

We operate two locations in India, and those teams have worked to advance local CSR initiatives helping to further broaden our impact. The team coordinates regular volunteer efforts, giving campaigns and partners with the city of Chennai to help develop critical government technologies. In response to the COVID-19 pandemic, we partnered with the Greater Chennai Corporation (GCC) to support the technology needs required to create a positive impact on the community, by designing and developing the Corona Monitoring app. The Corona Monitoring app helps the GCC monitor the COVID-19 situation in the city, allowing government officials to complete contact tracing, monitor for outbreaks and ensure the health of their community through social distancing efforts.

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BOARD OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board consist of not more than 11 directors, or such greater number as may be determined by the Board. As of the date of this proxy statement, the Board consists of nine members who are elected each year at the Annual Meeting of Stockholders to hold office until the next annual meeting. Our current Board is as follows:

Jay Bray	Michael Malone
Busy Burr	Shveta Mujumdar
Robert Gidel	Tagar Olson
Roy Guthrie	Steven Scheiwe
Christopher Harrington

The Board has determined that each of the directors, other than Mr. Bray, satisfies our independence standards and further that each of them is independent of us and our management within the meaning of NASDAQ’s listing standards.

Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors, and our Bylaws provide that directors are elected by a majority of the votes present in person or by proxy entitled to vote.

Committees of the Board

The Board currently has three principal standing committees – Audit & Risk, Compensation and NCG. The Board, upon recommendation from the NCG Committee, reviews committee assignments and determines whether rotation of committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the committees. In March 2021, the Board rotated the membership of the Compensation and NCG Committees as reflected below. The Board has determined that each member of these committees is “independent,” as defined under NASDAQ’s listing standards and for the purpose of the committees upon which such directors serve.

Nominating & Corporate Governance Committee

Rob Gidel, Chair

The current members of the NCG Committee are Rob Gidel, Shveta Mujumdar and Steve Scheiwe. Each member of our NCG Committee is independent, as defined under NASDAQ’s listing standards. The NCG Committee met twice in 2020.

The NCG Committee’s purpose is to:

•        assist the Board in identifying individuals qualified to serve as members of the Board and its committees;

•        develop and recommend to the Board a set of corporate governance guidelines for the Company;

•        oversee the evaluation of the Board and its committees;

•        review, approve or ratify related-party transactions and other matters which may pose conflicts of interest; and

•        otherwise taking a leadership role in shaping our corporate governance.

A copy of the NCG Committee Charter is available on our website. For more information about the process for identifying and evaluating nominees for director, see the “Corporate Governance – Criteria and Procedures for Selection of Director Nominees” section above.

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Audit & Risk Committee

Roy Guthrie, Chair

The current members of the Audit & Risk Committee are Roy Guthrie, Rob Gidel, Mike Malone and Steve Scheiwe. The Board has determined that (a) each is “independent”; (b) each is financially literate; and (c) Mr. Guthrie is an “audit committee financial expert,” as these terms are defined by the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ. The Audit & Risk Committee met five times in 2020.

The Audit & Risk Committee’s purpose is to assist the Board in its oversight of:

•        our accounting and financial reporting processes and the audits of our financial statements;

•        the qualifications, independence and performance of our independent registered public accounting firm;

•        our internal audit function, and the performance of our internal accounting and financial controls;

•        risk management, including information security and cyber risks; and

•        our compliance with legal, ethics and regulatory requirements.

A copy of the Audit & Risk Committee’s Charter is available on our website.

Compensation Committee

Tagar Olson, Chair

The current members of the Compensation Committee are Tagar Olson, Busy Burr and Mike Malone. Each member of our Compensation Committee is independent, as defined under NASDAQ’s listing standards. All directors are also “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act. The Compensation Committee met six times in 2020.

The Compensation Committee’s purpose is to:

•        discharge the Board’s responsibilities relating to the compensation of our Chairman, President & Chief Executive Officer and other executive officers;

•        oversee our compensation policies and programs for our executive officers and directors of the Board;

•        review and discuss with management our compensation discussion and analysis to be included in our annual proxy statement and annual report filed with the SEC;

•        develop a succession plan for our executive officers; and

•        prepare the Compensation Committee Report as required by the rules of the SEC.

A copy of the Compensation Committee Charter is available on our website. For additional information regarding the Compensation Committee’s processes and procedures for consideration of director compensation and executive compensation see “Director Compensation” and “Compensation Discussion and Analysis,” respectively.

Incentive Awards Committee

The Compensation Committee has delegated to the Incentive Awards Committee, which consists of Jay Bray, our Chairman, President & Chief Executive Officer, the authority to make certain awards under our incentive compensation plan to our employees who are not executive officers.

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Compensation Advisor

The Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation advisors, including approval of the terms and fees of any such arrangement. The Compensation Committee retained Gressle & McGinley LLC (Gressle & McGinley) to serve as the Compensation Committee’s independent compensation advisor. Gressle & McGinley does not provide other services to Mr. Cooper Group. Additionally, based on (a) standards promulgated by the SEC and NASDAQ to assess compensation advisor independence, which are identified in the Compensation Committee’s Charter and (b) the analysis conducted by Gressle & McGinley in its independence review, the Compensation Committee concluded that Gressle & McGinley is an independent advisor to Mr. Cooper Group and that the work performed by Gressle & McGinley did not raise any conflicts of interest. For more information on the compensation advisor, see “Role of Compensation Advisor” in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

There is not, nor was there during 2020, any compensation committee interlock or insider participation on the Compensation Committee.

Director Compensation

The Compensation Committee reviews and recommends to our Board the form and level of director compensation and seeks outside advice from its compensation advisor on market practices when changes are contemplated. The independent director fees are payable in semi-annual installments in arrears, based on the following annual fees:

Cash Retainer	Lead Director	Audit & Risk Committee Chair	Compensation Committee Chair	NCG Committee Chair	Audit & Risk Committee Member	Compensation Committee Member	NCG Committee Member
$125,000	$85,000	$85,000	$60,000	$45,000	$35,000	$25,000	$20,000

On May 17, 2018, Messrs. Gidel, Guthrie and Malone were granted restricted stock units from Nationstar with a fair market value of $330,000. Upon the merger with Nationstar in July 2018 (the Merger), these awards were converted to restricted stock unit awards for Mr. Cooper Group common stock that continued to vest on each of the first three anniversaries of the grant of the award. This award covered equity award grants for 2018, 2019 and 2020. In May 2020, each of Messrs. Gidel, Guthrie and Malone received an equity award to match the number of shares received by the independent directors who received annual awards. All of our independent directors, except for Mr. Harrington, will receive a grant of $110,000 of restricted stock units on the date of our 2021 annual stockholders meeting, which vest the earlier of (a) the first anniversary of the grant date or (b) the date of our 2022 annual stockholders meeting following the grant date.

The independent directors have the option to defer the date that some or all vested restricted stock units are converted into shares of common stock and delivered to the director. Our 2019 Omnibus Incentive Plan places an aggregate yearly limit of $750,000 for the value of awards that can be granted together with cash fees paid to our non-employee directors.

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The following table sets forth certain information regarding the compensation paid in 2020 to our independent directors. Mr. Harrington, as a member of KKR, does not receive any compensation for his services on our Board:

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)

Busy Burr	132,158	110,000	242,158
Robert H. Gidel	240,000	47,991	287,991
Roy A. Guthrie	320,000	47,991	367,991
Christopher J. Harrington	—	—	—
Michael D. Malone	230,000	47,991	277,991
Shveta Mujumdar	44,740	128,500	173,240
Tagar C. Olson	75,000	—	75,000
Steven D. Scheiwe	180,000	110,000	290,000

(1)	Represents fees actually paid in 2020.

(2)	Represents the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation excluding the effect of estimated forfeitures during the applicable vesting periods of (a) restricted stock units granted to each of Ms. Burr, Ms. Mujumdar and Mr. Scheiwe and (b) an equity award received by Messrs. Gidel, Guthrie and Malone to match the number of shares received by the independent directors who received annual awards. The aggregate number of stock awards outstanding at December 31, 2020 for our directors can be found in the “Security Ownership of Certain Beneficial Owners and Management” section below.

Fees to independent directors may be made by issuance of Mr. Cooper Group common stock, based on the value of common stock at the date of grant, rather than in cash, provided that any such issuance does not prevent a director from being independent and the shares are granted pursuant to a stockholder approved plan. Directors who are also our employees receive no additional compensation for their services on the Board. All members of the Board are reimbursed for reasonable costs and expenses related to attending Board or committee meetings or other meetings with management and for expenses related to director education programs.

Director Stock Ownership Guidelines

Our stock ownership guidelines provide that non-employee directors are expected to accumulate, within five years of their election to the Board, shares of Mr. Cooper Group stock equal in value to at least five times the amount of their annual cash retainer. Shares counted toward these guidelines include any shares held by the director directly or indirectly, including deferred vested awards, and unvested restricted stock units. Our Board established this particular level of stock ownership for our non-employee directors to have the interests of our non-employee directors to be aligned with the investment interests of our stockholders.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our stockholders will be asked to consider nine nominees for election to our Board to serve for a one-year term until the next annual meeting of stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

The names of the nominees for director and biographical information follow. All of the nominees, with the exception of Mr. Bray, have been determined by the Board to be independent under NASDAQ listing standards. Our NCG Committee has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the 2021 Annual Meeting.

In determining whether to nominate our directors for another term, the Board considered the factors discussed above under “Corporate Governance – Criteria and Procedures for Selection of Director Nominees” as well as each director’s qualifications as discussed below and concluded that each of the directors possess those talents, backgrounds, perspectives, attributes and skills that will enable him or her to continue to provide valuable insights to our management and play an important role in helping us achieve our goals and objectives. The age, principal occupation and certain other information for our director nominees are set forth below. It is our general policy that no director having obtained the age of 70 years will stand for re-election.

Directors are elected by a majority of the votes present in person or by proxy entitled to vote, meaning that each director nominee must receive more votes cast “for” than “against” his or her election. If an incumbent director does not receive more votes cast “for” than “against” his or her election, then the director must tender his or her resignation to the Board. In that situation, the NCG Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board would act on the NCG Committee’s recommendation and publicly disclose its decision and rationale behind it.

The Board believes that the each of the director nominees will be able to stand for election.

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.

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Jay Bray	BACKGROUND
Age 54 Director Since 2018 (Chair) Committees None

Mr. Bray has served as the Company’s Chairman of the Board, President & Chief Executive Officer since the Merger in July 2018. Mr. Bray has also served as a director of Nationstar since 2012. He has also served as Nationstar’s President since June 2015 and as Chief Executive Officer since February 2012, prior to which he served as Nationstar’s Executive Vice President & Chief Financial Officer from May 2011 to February 2012. In addition, he has served as the President of Nationstar’s wholly-owned subsidiary, Nationstar Mortgage LLC, since July 2011, as the Chief Executive Officer of Nationstar Mortgage LLC since October 2011, as the Chief Financial Officer of Nationstar Mortgage LLC from the time he joined Nationstar in May 2000 until September 2012, as a Manager of Nationstar Mortgage LLC since October 2011, as the Executive Chairman of Xome Holdings LLC since September 2015. Mr. Bray has more than 30 years of experience in the mortgage servicing and originations industry. From 1988 to 1994, he worked with Arthur Andersen in Atlanta, Georgia, where he served as an audit manager from 1992 to 1994. From 1994 to 2000, Mr. Bray held a variety of leadership roles at Bank of America and predecessor entities, where he managed the Asset Backed Securitization process for mortgage-related products, developed and implemented a secondary execution strategy and profitability plan and managed investment banking relationships, secondary marketing operations and investor relations. Additionally, Mr. Bray led the portfolio acquisition, pricing and modeling group at Bank of America.

QUALIFICATIONS

Mr. Bray played a critical role in leading the servicing market shift to non-banks following the financial crisis and led the growth of our portfolio from a start of $21 billion UPB in 2008 to $626 billion today, making us the largest nonbank servicer. Mr. Bray’s in-depth experience and understanding of financial services and Mr. Cooper’s business and operations qualify him to serve as a Mr. Cooper Group director.

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Busy Burr	BACKGROUND
Age 59 Independent Director Since 2019 Committees Compensation

Ms. Burr has been President & Chief Commercial Officer of Carrot, Inc., a venture-backed digital health company, since November 2019. Prior to which Ms. Burr was at Humana, Inc., a for-profit health insurance company, from March 2015 to September 2018, where she served as the Chief Innovation Officer and Vice President of Healthcare Trend. Prior that that, she was Managing Director of Citi Ventures and Global Head of Business Incubation of Citigroup, Inc. from January 2011 to January 2015. Ms. Burr also served as an Entrepreneur-in-Residence at eBay, Inc. from January 2010 to January 2011. Prior to joining eBay, she co-founded and served as Chief Executive Officer of Lucy & Lily (Alterdot) from March 2004 to June 2009. Ms. Burr has held various senior-leadership roles at Credit Suisse Group AG (formerly Credit Suisse First Boston), Homestead Technologies Inc. and Gap Inc., and was an investment banker for Morgan Stanley. She has served on the Board of Directors of Satellite Healthcare Inc., a not-for-profit provider of kidney dialysis and related services, since December 2018 and has previously served as a board observer for three healthcare companies, Omada Health, Inc. Aspire Health, Inc. and Livongo Health, Inc.

QUALIFICATIONS

Ms. Burr’s experience in innovation, marketing, product development and technology, including customer-centric platforms and the financial services industry qualify her to serve as a Mr. Cooper Group director.

OTHER PUBLIC COMPANY BOARDS

	Current Rite Aid Corporation	Past Five Years None

Robert Gidel	BACKGROUND
Age 69 Independent Director Since 2018 Committees Audit & Risk NCG (Chair)

Mr. Gidel served as an independent director of Nationstar from 2012 until the Merger in July 2018. Mr. Gidel has been a principal in Liberty Partners, LLC, a company that invests in both private and publicly-traded real estate and finance focused operating companies, since 1998. Mr. Gidel has served on multiple private and publicly-held companies’ boards of directors, including American Industrial Properties, Brazos Asset Management, certain registered investment companies of Fortress Investment Group, Global Signal Inc., LNR Property Holdings, Lone Star Funds, Meridian Point Realty Trust VIII, Paragon Group, Inc. and US Restaurant Properties.

QUALIFICATIONS

Mr. Gidel is a National Association of Corporate Directors Board Leadership Fellow, and his extensive experience in real estate finance and private equity, as well as wide-ranging prior experience as a director qualify him to serve as a Mr. Cooper Group director.

OTHER PUBLIC COMPANY BOARDS

	Current None	Past Five Years Nationstar DDR Corp. (now known as SITE Centers Corp.)

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Roy Guthrie	BACKGROUND
Age 67 Independent Director Since 2018 Committees Audit & Risk (Chair)

Mr. Guthrie served as an independent director of Nationstar from 2012 until the Merger in July 2018 and was its independent lead director from 2017 until the Merger. Mr. Guthrie has been the Chairman of the Executive Committee of Renovate America, Inc. (a privately-held corporation), which provides an energy efficiency and renewable energy home improvement financing platform, since September 2018, and served as Chief Executive Officer from October 2017 to September 2018. Prior to this Mr. Guthrie was the Executive Vice President of Discover Financial Services, a direct banking and payment services company, from 2005 to 2012; he previously served as Chief Financial Officer from 2005 to 2011 and as Treasurer from 2009 to 2010. Mr. Guthrie was President & Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc., from 2000 to 2004, serving on Citigroup’s Management Committee throughout this period. Mr. Guthrie was also Chief Financial Officer of Associates First Capital Corporation from 1996 to 2000, while it was a public company, and he served as a member of its board of directors from 1998 to 2000.

QUALIFICATIONS

Mr. Guthrie’s valuable expertise in financial services as well as extensive experience as an executive officer and director of public companies qualify him to serve as a Mr. Cooper Group director.

OTHER PUBLIC COMPANY BOARDS

	Current Cascade Acquisition Corp. OneMain Holdings, Inc. Synchrony Financial	Past Five Years Nationstar Garrison Capital, Inc. Lifelock, Inc.

Christopher Harrington	BACKGROUND
Age 39 Independent Director Since 2017 Committees None

Mr. Harrington has served as a director since June 2017 and is a Member of KKR, a global asset manager working in private equity and fixed income. He joined KKR in 2008 and leads the firm’s financial services industry team within the Americas Private Equity platform. Mr. Harrington has been involved with KKR’s investments in multiple companies, including Mr. Cooper Group. Mr. Harrington currently serves on the boards of directors of several public and privately-held companies. Previously, Mr. Harrington was with Merrill Lynch & Co. in New York, where he was involved in a variety of acquisitions, divestitures, and other corporate advisory transactions.

QUALIFICATIONS

Mr. Harrington’s extensive experience in corporate financings, mergers, acquisitions, investments and strategic transactions qualify him to serve as a Mr. Cooper Group director.

OTHER PUBLIC COMPANY BOARDS

	Current Focus Financial Partners Inc.	Past Five Years None

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Michael Malone	BACKGROUND
Age 67 Independent Director Since 2018 (Independent Lead Director) Committees Audit & Risk Compensation

Mr. Malone served as an independent director of Nationstar from 2012 until the Merger in July 2018. Mr. Malone is the former Managing Director of Fortress Investment Group LLC, a global investment management group, a position he held from February 2008 until February 2012, where he led the Charlotte, North Carolina office and was responsible for the business of the capital formation group in the southeast and southwest regions of the United States. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as Senior Executive Banker and Managing Director. Over those years Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities LLC, including real estate, gaming, lodging, leisure and the financial sponsors businesses.

QUALIFICATIONS

Mr. Malone’s extensive experience in financial services and real estate and service on other public companies’ boards qualify him to serve as a Mr. Cooper Group director.

OTHER PUBLIC COMPANY BOARDS

	Current New Senior Investment Group Walker & Dunlop, Inc.	Past Five Years Nationstar

Shveta Mujumdar	BACKGROUND
Age 42 Independent Director Since 2020 Committees NCG

Ms. Mujumdar has served as Vice President, Corporate Development for Intuit, Inc., a business and financial software company, since September 2016. Prior to which she served as the Vice President, Corporate Development for Lynda.com from February 2013 until its acquisition by LinkedIn in May 2015, after which she continued as a consultant for LinkedIn until August 2015. Ms. Mujumdar has held various senior-leadership roles at QuinStreet, LiveNation/Ticketmaster, Goldman Sachs Group and Deloitte.

QUALIFICATIONS

Ms. Mujumdar’s experience in strategy, corporate development and data and technology qualify her to serve as a Mr. Cooper Group director.

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Tagar Olson	BACKGROUND
Age 43 Independent Director Since 2015 Committees Compensation (Chair)

Mr. Olson has served as a director since May 2015 and was most recently a Member of KKR. He joined KKR in 2002 and prior to his departure in December 2019, served as head of KKR’s financial services and hospitality and leisure industry teams. He served as a member of the Investment Committee and Portfolio Management Committees within the KKR America’s Private Equity platform and also served as a member of KKR’s Global Investment, Markets and Distribution Committee. Mr. Olson played a significant role in many of KKR’s other investments in the financial services sector. Mr. Olson currently serves on the boards of directors of a number of privately-held companies. Prior to joining KKR, Mr. Olson was with Evercore Partners Inc. He is also a member of the Board of Overseers at NYU Langone Medical Center.

QUALIFICATIONS

Mr. Olson’s extensive experience in corporate financings, mergers, acquisitions, investments and strategic transactions, his relationships in the investment banking and private equity industries and his experience in identifying potential merger and acquisition candidates qualify him to serve as a Mr. Cooper Group director.

OTHER PUBLIC COMPANY BOARDS

	Current None	Past Five Years First Data Corporation (now known as Fiserv Inc.)

Steven Scheiwe	BACKGROUND
Age 60 Independent Director Since 2012 Committees Audit & Risk NCG

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Mr. Scheiwe has been President of Ontrac Advisors, Inc., a privately-held company which offers analysis and management services to private equity groups, privately held companies and funds managing distressed corporate debt issues, since 2001. Mr. Scheiwe has also served on the boards of directors of several public and privately-held companies in the last ten years.

QUALIFICATIONS

Mr. Scheiwe’s high level of financial literacy, broad experience serving as a board member of public and private companies, his experience in mergers, acquisitions and financing, his legal acumen and his experience serving on audit committees qualify him to serve as a Mr. Cooper Group director.

OTHER PUBLIC COMPANY BOARDS

	Current None	Past Five Years Alimco Financial Corporation Hancock Fabrics, Inc. Verso Corporation

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EXECUTIVE OFFICERS

The following summarizes the business experience of our executive officers other than Mr. Bray:

Eldridge Burns	BACKGROUND
Age 52 Executive Vice President & Chief Legal Officer

Mr. Burns has served as the Company’s Executive Vice President & Chief Legal Officer since August 2020. Prior to joining the Company, he served as General Counsel of Topgolf International, Inc. from 2016 to August 2020. Previously, Mr. Burns served as Chief Legal Officer & General Counsel of Santander Consumer USA Inc. for more than ten years and as Vice President & Senior Corporate Counsel for Blockbuster, Inc. for nine years. Prior to joining Blockbuster, Mr. Burns was an associate at Vinson & Elkins LLP.

INDUSTRY EXPERIENCE

Mr. Burns has more than 25 years in the legal field and has extensive experience in financial services, regulatory compliance, capital markets as well as mergers and acquisitions

Anthony Ebers	BACKGROUND
Age 55 Executive Vice President & Chief Operating Officer

Mr. Ebers has served as the Company’s Executive Vice President & Chief Operating Officer since July 31, 2018. He has held the same position at Nationstar and Nationstar Mortgage LLC since April 2018, prior to which he served as Nationstar’s and Nationstar Mortgage LLC’s Executive Vice President, Originations from July 2015 to April 2018. Prior to joining the Company, Mr. Ebers served as the Division President, Originations for ServiceLink, a Black Knight company and national provider of transaction services to the mortgage and finance industries, from April 2015 to July 2015. From March 2009 to April 2015 Mr. Ebers held various leadership roles at OneWest Bank, most recently serving as EVP, Head of Mortgage Lending and Servicing. Prior to OneWest Bank, Mr. Ebers held various executive leadership roles at IndyMac Bancorp Inc.

INDUSTRY EXPERIENCE

Mr. Ebers has held key leadership positions in mortgage lending, servicing and real estate transaction related services for more than 25 years. Additionally, throughout his career, Mr. Ebers has been a member of the Mortgage Bankers Association (MBA) Servicing Committee and served on multiple industry advisory boards.

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Christopher Marshall	BACKGROUND
Age 61 Vice Chairman & Chief Financial Officer

Mr. Marshall has served as the Company’s Vice Chairman since January 2019 and as Chief Financial Officer since March 11, 2019. Prior to joining the Company, he served as Executive Chairman at Tax Guard Inc., which is the leading provider of federal tax payment data to banks and specialty lenders, prior to which he served as Co-Founder and Executive Vice President & Chief Financial Officer at Capital Bank Financial Corp. from October 2009 until its acquisition by First Horizon National Capital Corporation in December 2017. Previously, Mr. Marshall served as Chief Restructuring Officer of GMAC, Inc., now Ally Financial, Inc., from May 2009 to October 2009; as an advisor to The Blackstone Group, L.P. from July 2008 to March 2009; and as Executive Vice President & Chief Financial Officer of Fifth Third Bancorp from 2006 to 2008. Prior to joining Fifth Third Bancorp, Mr. Marshall held several senior executive roles at Bank of America Corporation, including serving as Chief Financial Officer and Chief Operating Officer of the Global Consumer and Small Business Bank and was a member of that firm’s management operating committee. He also served in various senior-leadership roles at Honeywell International Inc., AlliedSignal Technical Services Corporation and TRW, Inc.

INDUSTRY EXPERIENCE

Mr. Marshall has held key leadership positions in the banking and finance industry for the past 20 years.

Michael Rawls	BACKGROUND
Age 51 Chief Executive Officer – Xome

Mr. Rawls has served as Chief Executive Officer of the Company’s indirect wholly-owned subsidiary Xome Holdings LLC since January 2020. He served as the Company’s Executive Vice President, Servicing from July 2018 to January 2020, and held the same position at Nationstar and Nationstar’s wholly-owned subsidiary, Nationstar Mortgage LLC from June 2015 to January 2020. Prior to such time he served as the President of Champion Mortgage from 2014 to June 2015; as Nationstar’s Executive Vice President, Default from 2013 to 2014; as Nationstar’s Senior Vice President, Loss Mitigation from 2008 to 2013; and has held other key positions since joining Nationstar in 2000.

INDUSTRY EXPERIENCE

Mr. Rawls has over 20 years of expertise in mortgage operations, with a concentration in loss mitigation, foreclosure, bankruptcy and real estate owned portfolios.

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COMPENSATION DISCUSSION AND ANALYSIS

This past year was one of unprecedented challenges – a pandemic, an economic crisis and a call for social justice. It was also a year that provided significant economic opportunity for our business.

$307 Million Net Income ($3.20 per diluted share)	42.5% Operating Return on Tangible Common Equity	+17% Tangible Book Value (to $26.27 per share)

We responded to the pandemic and navigated unprecedented market volatility, which is a testament to our people, our culture of customer advocacy, and our scalable, digital and highly efficient platform. We worked with customers impacted by the pandemic and helped 364,000 homeowners enter into forbearance plans, which are designed to keep them in their homes, and by year-end we helped 186,000 customers exit forbearance and resume their monthly payments. We have an obligation to make a positive impact in our communities and focus on social justice activism through community giving and volunteerism, which we participated in during 2020 and will continue to participate in 2021. We recognize that as a company, we have an impact on the world in which we live and the people we interact with, and we want to ensure we are contributing to progress in diversity and inclusion.

Last year we made a commitment to you, our stockholders, to re-design our executive compensation program to more closely align pay with performance. In 2020, the re-designed compensation program complements our strategy, the critical driver of stockholder value. Our strategy also forms the basis for a performance management system which includes how we define and measure success as well as the characteristics of the reward system – how management shares in the wealth they create for investors. As such, we rely heavily on an annual cash-based incentive program tied to our annual financial and strategic objectives, and we rely on performance-based equity tied to TSR to align the interests of management and stockholders in growing the share price.

Corporate Objective and Executive Compensation

Our overall corporate objective is to deliver, at a minimum, a fair return to stockholders that is commensurate with the risk of our business. Our critical measure of success is TSR. Our compensation program for senior executives aligns the interests of management and stockholders in growing the value of our company without taking undo risks. At the same time, we recognize the competitive market for executive talent. Therefore, our compensation program is designed to balance three, at times competing, objectives – motivate and reward management for creating and executing a strategy that drives TSR, retains our talent and ensures that the cost of the program is reasonable.

Our approach is to provide our executives with a competitive compensation program that is commensurate with the market for executive talent in our sector, and the size and complexity of our businesses. Our program consists of three components – salary, annual cash incentive and long-term equity. In combination, the three components should hold a significant portion of the total compensation opportunity at risk in that actual compensation earned is tied to achieving annual financial and business objectives and stockholder returns over time.

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Below are some highlights of our compensation program:

What We Do	What We Don’t Do

✓    Align our executive pay with performance

✓    Annual “say on pay” advisory vote

✓    Set multiple challenging performance objectives

✓    Stock ownership guidelines for executive officers and directors

✓    Caps on director equity awards and fees

✓    Independent compensation consultant engaged by the Compensation Committee

✓    Annual review and approval of our compensation strategy

✓    Significant portion of executive compensation at risk based on corporate performance and TSR

✓    Double trigger equity acceleration default provision upon change of control

✓    Minimum equity award vesting periods for time-based restricted stock units

✓    Clawback of equity awards under specified circumstances

✕    Tax gross-ups for change of control benefits

✕    Permit short sales, hedging, or pledging of stock ownership positions

✕    Strict benchmarking of compensation to a specific percentile of our peer group

✕    Excessive perquisites

Overview of the 2020 Executive Compensation Program for our CEO, CFO and COO

The compensation program of our senior executive team has three components: salary, annual cash incentive award and performance equity award. Below is the total compensation awarded to our senior executive team for 2020 performance. Approximately 90% of the total compensation is in the form of (a) at-risk cash incentive awards based on both financial performance and the execution of strategic objectives and (b) performance-based equity of which the actual value ranges between 0% and 200% of the target grant based on TSR. The charts below illustrate the total direct compensation for our senior executive team in 2020.

In March 2021, the Committee awarded our senior executive team a special one-time award in recognition of the outstanding performance achieved in 2020 during the pandemic. The special awards are over and above the awards that would be paid for the performance achieved in a year like 2020. The special awards are as follows: $2.5 million to our CEO,

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Jay Bray; $2.75 million to our CFO, Chris Marshall; and $2.75 million to our COO, Tony Ebers. The award is split equally between cash and performance-based equity for our CEO and is split between $1.25 million in cash and $1.5 million in performance-based equity for our CFO and COO. All the equity awarded to our senior executive team is in the form of performance-based equity as described later in the CD&A.

The purpose of the special one-time award is to recognize two significant achievements during the past year:

1.	Outstanding leadership in managing the effects of the COVID-19 pandemic in the workplace. We put the safety and health of our employees first and foremost. The senior executive team crafted and executed a plan to quickly move over 95% of our employees as practically as possible to work-from-home status within a matter of days. At the same time, the senior executive team was able to keep, and in some cases improve, productivity, maintain an engaged workforce and hold turnover to acceptable levels in the face of significant demand for origination and servicing personnel. We also received re-certification as a Great Place to Work.

2.	Outstanding planning and execution of our strategy to manage the economic uncertainty caused by the pandemic. The senior executive team delivered truly exceptional financial performance in 2020–actual Adjusted EBT was more than three times the earnings budgeted for the year. We used $400 million in cash to redeem our senior notes, while at the same time refinanced the remaining $2.1 billion of senior notes, significantly lowering funding costs and improving the Company’s liquidity profile, leaving no maturities until 2027. During 2020, we repurchased 2.6 million shares of our common stock. The senior executive team negotiated additional capacity on our advance facilities and entered into a new financing facility for Ginnie Mae MSRs and advances, reducing the risk of a detrimental liquidity event and ensuring that Mr. Cooper Group would serve as a source of strength in the housing market even in an extremely severe downturn.

Stockholder Feedback and Last Year’s Say on Pay Vote

The re-design of the executive compensation program for 2020 takes into account the feedback we received from our stockholders as well as an extensive analysis of the compensation programs employed by our peers with the assistance of the Compensation Committee’s independent compensation consultant. We received feedback from stockholders that: (a) our compensation structure was too heavily weighted toward cash, (b) we had no performance-based equity and (c) our one-time equity retention bonuses in connection with the Merger and base salary increases were excessive relative to the Company’s weak share price performance. We announced our 2020 compensation program in last year’s proxy statement, and at the 2020 Annual Meeting of Stockholders, approximately 72% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officers’ compensation. The Compensation Committee will continue to review the annual stockholder votes on our executive compensation program and determine whether to make any changes in light of the results. We are committed to maintaining an active dialogue with stockholders to understand their perspectives on our executive compensation program, and we plan to continue this dialogue. Stockholders are always welcome to communicate their views as described under “Communications with the Board” in this proxy statement.

Process for Setting Executive Officer Compensation

Role of Compensation Committee
The Compensation Committee administers our compensation plans, programs and policies relating to our named executive officers. The Compensation Committee conducts periodic reviews, at least annually, and monitors our overall compensation strategy to ensure that executive compensation supports our business objectives. It also conducts an annual evaluation of our Chairman, President & Chief Executive Officer’s performance. As part of this compensation setting process, the Compensation Committee, with assistance from its compensation advisor, reviews the compensation (including base salary, annual cash incentives, long-term incentives and other benefits) of similarly-situated executive officers in our comparator group.

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Role of Named Executive Officers
Other than the Chairman, President & Chief Executive Officer and the Vice Chairman & Chief Financial Officer, our named executive officers do not, either individually or as a group, play a direct role in determining executive compensation. The Chairman, President & Chief Executive Officer advises the Compensation Committee from time to time of his own evaluation of the job performance of the other named executive officers and, together with the Vice Chairman & Chief Financial Officer, offers for consideration recommendations as to their compensation levels. The Compensation Committee considers these recommendations but makes all compensation decisions related to our executive officers.

Role of Compensation Advisor
The Compensation Committee has the authority under its charter, in its sole discretion, to engage the services of a compensation advisor or other advisors to assist the Compensation Committee in the performance of its duties. The Compensation Committee retained Gressle & McGinley to serve as the Compensation Committee’s independent compensation advisor on matters related to executive and board of director compensation for 2020. The compensation advisor regularly attended Compensation Committee meetings and reported directly to the Compensation Committee on matters relating to the compensation of our executive officers and directors.

The compensation advisor:

•	Reviews our comparator group;

•	Conducts an analysis of compensation for our executive officers and directors;

•	Assesses how compensation aligns with our philosophy and objectives;

•	Assists the Compensation Committee in the review of incentive plan design and related benefit programs; and

•	Provides the Compensation Committee with ongoing advice and counsel on market compensation and governance trends including their impact on our executive and director compensation programs.

The Compensation Committee annually reviews and establishes the scope of the engagement of the compensation advisor, which is reflected in an engagement letter between the compensation advisor and the Compensation Committee.

Compensation Peer Group

The Compensation Committee with assistance from its compensation advisor annually assesses market conditions through a review of compensation from a group of comparator companies (the Comparator Group). The Compensation Committee reviewed the composition of the Comparator Group to be used to calibrate our executive compensation program for 2020 and did not make any changes from the previous year, except to remove Ellie Mae and add Rocket Companies, Inc. The Compensation Committee also uses additional peer benchmarking for certain compensation decisions. The Compensation Committee used findings from the compensation review to assess our named executive officers’ pay position, our overall program design and program leverage relative to peers. The Compensation Committee does not target any particular range of pay relative to pay of the Comparator Group.

Company Name	Ticker	Company Name	Ticker
Arbor Realty Trust	ABR	Rocket Companies, Inc.	RKT
Black Knight, Inc.	BKI	Walker & Dunlop	WD
Chimera Investment	CIM	Altisource Portfolio Solutions S.A.	ASPS
Ladder Capital Corp	LADR	CoreLogic	CLGX
LendingClub Corporation	LC	PennyMac Financial Services, Inc.	PFSI
LendingTree	TREE	Redwood Trust Inc.	RWT
MFA Financial	MFA	Ocwen	OCN
OneMain Holdings, Inc.	OMF	Zillow Group	Z
Radian Group	RDN

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Elements of our Executive Compensation Program

Our program consists of three principal elements:

•	Base salary;

•	Annual cash incentives; and

•	Long-term incentive awards.

Base Salary

Base salaries are set depending on the scope of each named executive officer’s respective responsibilities and what is necessary to recruit and retain skilled executives. Base salaries are reviewed annually in accordance with our named executive officer’s annual performance evaluation and may be modified from time to time in view of our named executive officer’s individual responsibilities, individual and company performance, and experience. Periodic base salary adjustments are intended to ensure that the individual’s base salary, in conjunction with the other compensation elements, remains competitive for the position and responsibilities.

In determining base salary for our named executive officers for 2020, the Compensation Committee considered our pay-for-performance culture, our philosophy to have low fixed and high performance-based compensation, and the performance of the given named executive officer. The Compensation Committee approved an increase in Mr. Marshall’s base salary based on a peer group analysis and an increase to Mr. Rawls’ base salary in connection with his promotion to CEO of Xome. The following table sets forth information regarding our named executive officers’ annual base salaries for 2020:

Salary
Executive	2019	2020	% Increase
Jay Bray	$1,000,000	$1,000,000	0%
Chris Marshall	$700,000	$750,000(1)	7%
Eldridge Burns	N/A	$500,000	N/A
Anthony Ebers	$750,000	$750,000	0%
Michael Rawls	$400,000	$450,000	12.5%

(1)	Salary adjusted in March 2020

Annual Cash Incentive Awards

The annual bonus opportunity for each named executive officer is linked to achieving financial, operating and strategic objectives of the Company and is equally split between financial performance and qualitative factors that improve the customer experience, maintain regulatory compliance and risk management, strengthen employee commitment and support our analysts and investors. Individual performance and its impact on financial, strategic, business unit or individual objectives may also be considered. The Compensation Committee approves the amount of the annual bonus paid to each named executive officer based on application of any objective or subjective criteria that the Compensation Committee may select at any time prior to payment of the annual bonuses, including the corporate goals discussed below. The Compensation Committee may adjust awards in a non-uniform manner among the participants.

The 2020 corporate goals for our Named Executive Officers included goals related to:

1.	Financial Performance (50%) and

2.	Strategic Objectives (50%)

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Financial Performance

Fifty percent of the annual cash incentive awards are based on actual financial performance against budgeted performance. For the CEO, CFO and COO, financial performance is measured by Adjusted Earnings Before Taxes (Adjusted EBT). 2020 results are as follows:

Adjusted EBT(1)
Performance:

Target	$327M
Results	$1,154M

(1)	Adjusted EBT is a non-GAAP measure that begins with the GAAP pre-tax income of the total Company and excludes non-GAAP adjustment items.

Thirty percent of Mr. Burn’s financial performance metric is based on Adjusted EBT described above and 20% is on Legal Core Functional Expenses. Twenty-five present of Mr. Rawls’ financial performance metric is based on Adjusted EBT and 25% is based on Xome Adjusted EBT. 2020 results for Xome Adjusted EBT and Legal Core Functional Expenses are as follows:

	Xome Adjusted EBT(1)	Legal Core Functional Expense
	Performance:	Performance:

Target	$57M	$32.3M
Results	$62M	$32.5M

(1)	Adjusted Xome EBT is a non-GAAP measure that begins with the GAAP pre-tax income of Xome and excludes non-GAAP adjustment items.

Strategic Performance

The Compensation Committee believes that our named executive officers’ performance goals should support and help achieve the Company’s strategic objectives. Strategic performance is weighted at 50% of the total payout. In assessing each named executive officer’s individual performance, the named executive officer’s annual performance goals, as well as challenges that the named executive officer faced over the course of the year, are considered. For each of the CEO, CFO and COO, the Compensation Committee does not assign a specific weighting to the strategic initiatives discussed below, and instead performs a holistic review of performance in the aggregate. For Messrs. Rawls and Ebers, the Compensation Committee does assign weightings for strategic initiatives.

Evaluating the CEO’s Strategic Performance

The CEO is responsible for the development and execution of our strategy, which is to improve and ultimately reinvent the customer experience in securing, re-financing and managing a home mortgage. Successful execution of our strategy will enable us to increase the number of customers we serve, grow our operating profits and provide, at a minimum, a fair return to investors. The critical drivers of our strategy are:

•        continuous evolution of technology and product organizations to create a seamless and efficient customer experience;

•        continuous improvement in the cost structure;

•        strengthening the balance sheet through deleveraging and building liquidity;

•        diligence in regulatory compliance; and

•        sustaining a high-performance culture.

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The evaluation of the CEO’s performance as it relates to strategic performance includes the following components:

Board Survey: The Compensation Committee conducts an annual survey to assess the CEO’s performance. The survey was developed from a review of academic and business literature on successful characteristics of CEOs as well as the Compensation Committee’s own knowledge and experience in managing a regulated financial services company. The survey covers six broad topics including:

•	Strategic Intent – the CEO’s performance in developing and executing a strategy to innovate, grow and create shareholder value and the CEO’s performance in developing the skills, processes, technologies, values and assets required to execute the strategy.

•	Operational Excellence – the CEO’s performance in developing and executing short- and long-term initiatives to meet the strategic objectives and the CEO’s management of the senior leadership team.

•	Risk Management – the CEO’s performance in developing effective oversight of business risks facing the Originations and Servicing segments and establishing processes to adequately inform risk management activities.

•	Leadership – the CEO’s performance in building and maintaining a culture of high performance, effective decision-making processes and succession planning.

•	Management of Capital Resources and Expenses – the CEO’s performance in meeting expense targets and in effectively deploying capital to provide an adequate return to stockholders.

•	Management of Key Constituents – effective engagement with other members of the Board and effective management of investors and analysts.

The survey results are shared with the CEO, serving as the basis for a constructive dialogue between the Board and CEO on both strategic and managerial issues. In 2020, the CEO scored above average on all survey components.

CEO Self-Assessment: The CEO reviews his own performance in light of the topics that are covered in the Board Survey.

Strategic Initiatives: The CEO, along with the other named executive officers, is evaluated against specific objectives that are agreed upon at the beginning of each year and described below.

Evaluating Other Named Executive Officers’ Strategic Performance

For each of the named executive officers other than the CEO, the CEO makes recommendations to the Compensation Committee, based on each named executive officer’s annual performance, and the Compensation Committee confirms a payout. At the Compensation Committee’s February 2021 meeting, the CEO evaluated the performance of the other named executive officers and presented the results of those evaluations to the Compensation Committee for consideration. The evaluations included an analysis of the named executives’ performance against their strategic and operational initiatives. The Committee concurred with the CEO’s recommendation for annual bonus payouts for Messrs. Marshall, Ebers, Rawls and Burns. Strategic initiatives for 2020 included the following:

Employee Engagement: (a) 20% weighting on becoming re-certified as a Great Place to Work (GPTW) with a survey target at 65-73% (actual results were re-certification and above target 82% survey results), (b) 20% weighting on GPTW channel survey score with survey target at 68%-73% (actual results were above target 79% survey results), (c) 50% weighting on annual voluntary turnover rate with a target of 17%-19% (actual results ranged between an 18%-20% turnover rate) and (d) 10% weighting on a diversity and inclusion GPTW survey score with survey target of same average score as last year (actual results were above target at improved score by 2 or more points). The Employee Engagement metric is weighted at 20% for Messrs. Burns and Rawls.

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Customer: (a) 50% weighting was given to achieving a JD Powers quarterly ratings’ goal for our originations and servicing segments with a target of 2 out of 4 (actual results were Originations at target: 2 out of 4 and Servicing above target: 4 out of 4), (b) 25% of the weighting given for improving our JD Powers annual ratings in our Originations and Servicing segments with a target of improve ranking by 1 (actual results were Originations above target: improve ranking over 3 and Servicing at target: improved ranking by 2) and (c) 25% of the weighting on our digital presence to increase number of digital loans and paperless adoption with a target score of 2 out of 4 (actual results were above target: 4 out of 4). The Customer metric is weighted at 20% for Messrs. Burns and Rawls.

Compliance: (a) 70% weighting was given to federal and state regulatory compliance examination issue resolution with the target of no repeat federal and state regulatory compliance findings and issue resolution at a 85% or greater validation rate by internal audit (actual results were no repeat findings and above target 95% validation rate) and (b) 30% weighting was given to internal audit ratings with a target of no repeat findings and internal audit identified issues resolved at 85% or greater validation rate (actual results were no repeat findings and above target 100% validation rate). The Compliance metric is weighted at 10% for Messrs. Burns and Rawls.

Approved Annual Bonus Payouts

In determining the amount payable to each named executive officer, the Compensation Committee may, in its sole discretion, adjust the amount of any bonus otherwise payable to any participant based on a participant’s individual performance or any other objective or subjective factor that the Compensation Committee deems relevant. Following the completion of 2020, the Compensation Committee considered achievement under the 2020 corporate goals, the Company’s overall performance and the individual performance of each participant. In particular the Compensation Committee considered that the Company:

✓	generated $307 million in net income, or $3.20 per diluted share

✓	increased stock price by 150% and generated an incremental $1.6 billion in shareholder value

✓	produced an operating return on tangible common equity of 42.5%, and grew tangible book value by 17% to $26.27 per share

✓	moved more than 95% of team members to work-from-home status within a matter of days

✓	retained cash, bolstered liquidity, and negotiated additional capacity on advance and warehouse lines

✓	helped 364,000 homeowners enter into forbearance plans and helped 186,000 exit forbearance and resume their monthly payments

✓	created digital self-service tools, rolled out within weeks of the pandemic, that provided a streamlined and positive customer experience

✓	generated $1.5 billion in pretax income in the Originations segment on $63 billion in new loans, both of which were new records

✓	sustained Servicing segment’s position as the largest nonbank servicer and #3 overall with 3.5 million customers and $626 billion of unpaid principal balance

✓	produced $433 million in revenues at Xome

✓	used $400 million in cash to redeem senior notes and refinanced the remaining $2.1 billion, lowering funding costs and improving liquidity profile, with no maturities until 2027

✓	repurchased 2.6 million shares of common stock

✓	significantly reduced corporate expenses

✓	achieved certification as a Great Place to Work for the second consecutive year

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After consideration of the Company’s pay-for-performance culture and exceptional performance of the Company in 2020, the Compensation Committee approved the bonus amounts below. The following table shows for each named executive officer: (a) his target bonus, (b) maximum bonus opportunity and (c) final 2020 bonus amount approved by the Compensation Committee and paid to the named executive officer. In addition, due to the exceptional performance of the Company discussed above, the Committee approved an additional one-time special award for each of Messrs. Bray, Marshall and Ebers.

Executive		Target ($)	Maximum ($)	Approved Bonus ($)
Jay Bray	Financial Metric Award	1,250,000	1,750,000	1,750,000
	Strategic Award	1,250,000	1,750,000	1,750,000
	Special One-time Award	—	—	1,250,000
	Total	2,500,000	3,500,000	4,750,000

Chris Marshall	Financial Metric Award	750,000	1,125,000	1,125,000
	Strategic Award	750,000	1,125,000	1,125,000
	Special One-time Award	—	—	1,250,000
	Total	1,500,000	2,250,000	3,500,000

Anthony Ebers	Financial Metric Award	750,000	1,125,000	1,125,000
	Strategic Award	750,000	1,125,000	1,125,000
	Special One-time Award	—	—	1,250,000
	Total	1,500,000	2,250,000	3,500,000

Eldridge Burns	Financial Metric Award	225,000	375,000	118,050
	Strategic Award	225,000	375,000	118,050
	Total	450,000	750,000	236,100(1)

Michael Rawls	Financial Metric Award	540,000	900,000	810,000
	Strategic Award	540,000	900,000	810,000
	Total	1,080,000	1,800,000	1,620,000

(1)	Pro-rated amount based on start date of August 10, 2020.

Long-Term Incentive Awards

Incentive Plan
Our Omnibus Incentive Plan enables us to offer certain key employees, consultants and non-employee directors equity- and cash-based awards. It enhances our ability to attract, retain and reward these individuals, while strengthening the mutuality of interests between those individuals and our stockholders.

PSUs: Our performance equity program, which was developed for 2020, provides for an annual equity grant of performance shares. The number of shares that vest is based on achieving pre-established one-year and three-year financial targets. For 2020, the financial target is based on TSR. If the one-year and/or three-year target is exceeded, additional shares may vest; if performance is less than target, fewer shares vest; and, if performance is very weak, no shares vest.

There are two opportunities to vest in the shares. At the end of the first year following the grant, one-third of the total shares initially granted is set as the target. The actual number of shares that vest is based on the one-year TSR and can range between no shares and 200% of the target shares. At the end of the third year, the equity grant is evaluated against the three-year TSR. Any shares that vested at the end of the first year are deducted from the shares that vest at the end of the third year. However, if the shares that vested at the end of the first year exceeds the number that would have vested at the end of the third year, none of the shares that have vested are “clawed back.”

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The terms of the performance equity are presented below:

Performance Criteria	Total Shareholder Return
	Initial Period	Cumulative Period
Below Threshold	Less than 5.5%	Less than 17.4%
Threshold	5.5%	17.4%
Target	10.0%	33.1%
Maximum	14.5%	50.1%

Award Opportunity	Shares awarded as a percent of Target shares
Below Threshold	0%	0%
Threshold	50%	50%
Target	100%	100%
Maximum	200%	200%

2020 PSU Awards

Our Compensation Committee grants PSU awards to our CEO, CFO and COO at its regularly-scheduled meeting during the first quarter of each year. In March 2020, the Compensation Committee approved awards of performance stock units, as follows:

Executive	Monetary Value of PSUs ($)
Jay Bray	3,500,000

Chris Marshall	1,500,000

Anthony Ebers	1,000,000

After the completion of the one-year performance period, the Compensation Committee certified that one-year TSR was at 125%, resulting in one third of the target shares vesting at 200%. As a result, Mr. Bray earned 196,838 shares, Mr. Marshall earned 84,358 shares and Mr. Ebers earned 56,238 shares.

2021 PSU Awards

In March 2021, the Compensation Committee awarded PSUs to the senior executive team as follows:

Executive	Monetary Value of PSUs ($)
Jay Bray	4,750,000

Chris Marshall	2,500,000

Anthony Ebers	2,500,000

RSUs: Time-based awards of restricted stock units are granted to retain key talent and establish a common interest of the key executives with our stockholders through stock ownership. Each restricted stock unit is equivalent in value to one share of our common stock and generally vests in one-third installments on each of the first three anniversaries of the award, provided the participant remains continuously employed with us during that time. In addition, upon death, disability or a change in control of the Company, the unvested restricted stock units will vest. We believe that the time-based vesting requirements provide a strong retention mechanism. The ultimate value of the award, however, depends on the market value of our common stock on the vesting date, and accordingly time-based equity awards effectively align the interests of the participants with our stockholders. It is expected that time-based equity awards will continue to play a role in our compensation programs for our executive officers.

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2020 RSU Awards
Our Compensation Committee grants RSU awards to our executive officers other than our CEO, CFO and COO at its regularly-scheduled meeting during the first quarter of each year. The Compensation Committee approved an award of restricted stock units to Mike Rawls in March 2020 and to Eldridge Burns in September 2020 as a sign-on equity award, as follows:

Executive	Monetary Value of RSUs ($)
Eldridge Burns	250,000

Michael Rawls	1,000,000

2021 RSU Awards
In March 2021, the Compensation Committee awarded RSUs as follows:

Executive	Monetary Value of RSUs ($)
Eldridge Burns	450,000

Michael Rawls	1,000,000

Stock Ownership Guidelines

Under our stock ownership guidelines that were adopted by our Compensation Committee, each named executive officer must own common shares of Mr. Cooper Group common stock with an aggregate market value of no less than the applicable multiple of the officer’s annual base salary for the immediately preceding year as follows:

Multiple of Annual Salary
Chief Executive Officer	5x
Chief Financial Officer	3x
Chief Operating Officer	3x
All Other Executive Officers	2x

The Compensation Committee established these particular levels of stock ownership for our executive officers because we want to have the interests of our executive officers aligned with the investment interests of our stockholders. The minimum share ownership requirement must be satisfied by no later than the fifth anniversary of March 1, 2019 or the date an officer receives his or her first grant as an executive officer. All executive officers are currently in compliance with the stock ownership guidelines.

Anti-Hedging and Pledging Policy

Certain forms of hedging or monetization transactions allow a director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director or employee may no longer have the same objectives as our other stockholders. Therefore, under our insider trading program, our officers, directors and employees may not engage in any hedging or monetization transactions with respect to our securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. Additionally, our officers, directors and employees are prohibited from margining Company securities or pledging Company securities as collateral for a loan.

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Risk Considerations

In developing and reviewing the Company’s executive incentive programs, the Compensation Committee considers the business risks inherent in the design of compensation arrangements to ensure they do not induce executives to take unacceptable levels of business risk for the purpose of increasing their incentive plan awards. The Compensation Committee believes that the mix of compensation components used in the determination of our named executive officers’ compensation reflects the performance of the Company and the performance of the individual employee and does not encourage our named executive officers to take unreasonable risks relating to the business. Our named executive officers’ ownership interest in the Company aligns their interests with our long-term performance and discourages excessive risk taking. The Compensation Committee does not believe our compensation programs are reasonably likely to have a material adverse effect on the Company.

Other Compensation Components

All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers. While we do not view perquisites as a significant element of our compensation structure, we believe that limited perquisites facilitate the attraction and retention of superior management talent. The value of these benefits to our named executive officers is set forth in the Summary Compensation Table under the column “All Other Compensation.” For 2019, these perquisites primarily related to contributions to a named executive officer’s 401(k) plan account.

Employment Agreements and Offer Letters

We have not entered into employment agreements with our named executive officers. We have, however, entered into offer letters with certain of our named executive officers upon their hire or promotion. In 2020, the following offer letters were in effect.

Mr. Burns. Mr. Burns’ offer letter provides that upon termination of Mr. Burns’ employment by us without cause during the initial twelve months of his employment, he will receive severance benefits of 12 months base salary plus 100% of his prior year’s bonus. Mr. Burns is also subject to non-competition and non-solicitation provisions for the 12-month period immediately following the date of termination of his employment with us.

Mr. Ebers. Mr. Ebers’ offer letter provides that upon termination of Mr. Ebers’ employment by us without cause, he will receive severance benefits of (a) 12 months base salary plus a pro rata portion of his target bonus amount and (b) continuation of medical benefits for up to 12 months. Mr. Ebers is also subject to non-competition and non-solicitation provisions for the 12-month period immediately following the date of termination of his employment with us.

Mr. Marshall. Mr. Marshall’s offer letter provides that upon termination of Mr. Marshall’s employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four (24) months of his employment he will receive severance benefits of (a) 12 months base salary plus 100% of the higher of his target bonus or his prior year’s bonus, (b) continuation of medical benefits for up to 12 months and (c) accelerated vesting of the next tranche of restricted stock units scheduled to vest for each grant awarded. Mr. Marshall is also subject to non-competition and non-solicitation provisions for the 12-month period immediately following the date of termination of his employment with us.

Mr. Rawls. Mr. Rawls’ offer letter provides that if his employment is terminated by us without cause, or if he terminates his employment for good reason, during the initial twenty-four (24) months of his employment as CEO of Xome, he will be entitled to severance benefits of (a) 24 months base salary plus 100% of the higher of his target bonus or his prior year’s bonus; (b) vesting of the next tranche of restricted stock units scheduled to vest; and (c) continuation of medical benefits for up to 24 months. Mr. Rawls is also subject to non-competition and non-solicitation provisions for the 24-month period immediately following the date of termination of his employment with us.

41

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the above “Compensation Discussion and Analysis” with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s 2021 Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

This report was submitted by the Compensation Committee on March 25, 2021 and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section18 of the Exchange Act.

Members of the Compensation Committee
as of March 25, 2021:

Rob Gidel, Chair

Roy Guthrie

Michael Malone

Tagar Olson

42

HISTORICAL EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

The following table sets forth the annual compensation for our named executive officers serving at the end of 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Jay Bray	2020	1,000,000	—	3,500,000	4,750,000	11,290	9,261,290
Chairman, President & Chief Executive Officer	2019	1,000,000	1,683,509	1,000,002	3,500,000	10,985	7,194,496
	2018	672,116	1,683,509	18,502,451	4,250,000	11,000	25,119,076

Christopher Marshall	2020	738,462	—	1,500,000	3,500,000	8,550	5,747,012
Vice Chairman & Chief Financial Officer	2019	681,154	—	5,624,675	2,625,000	196,928	9,127,757

Eldridge Burns	2020	182,692(4)	—	250,008	236,100	—	668,800
Executive Vice President & Chief Legal Officer

Anthony Ebers	2020	750,000	—	1,000,000	3,500,000	11,400	5,261,400
Executive Vice President & Chief Operating Officer	2019	750,000	673,404	500,008	2,350,000	11,021	4,284,433
	2018	570,000	673,404	8,501,226	1,500,000	9,583	11,254,213

Michael Rawls	2020	448,077	—	1,000,009	1,620,000	11,725	3,079,811
Executive Vice President & CEO Xome	2019	400,000	577,203	500,008	1,200,000	11,417	2,688,628
	2018	400,000	577,203	1,500,002	1,050,000	8,729	3,535,934

(1)	The amounts reported in the Stock Awards column reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation excluding the effect of estimated forfeitures during the applicable vesting periods, of RSUs or PSUs granted to our named executive officers. The amount of the PSUs that vest is subject to the achievement of certain performance criteria at the end of a one-year and three-year performance period. Assumptions used for determining the value of the awards reported in these columns are set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 in Note 14 to the Consolidated Financial Statements, “Stockholders’ Equity and Employee Benefit Plans.” See "Compensation Discussion and Analysis – Long-Term Incentive Awards” and the Grants of Plan based Awards for 2020 and the accompanying notes for information with respect to vesting of these awards.

(2)	These amounts represent non-equity payments for annual bonus awards which were paid in the first quarter of 2021 but represent awards with respect to the Company’s and individual performance in 2020.

(3)	Represents for 2020 (a) for Mr. Bray, a contribution to his 401(k) Plan account of $11,290, (b) for Mr. Marshall, a contribution to his 401(k) Plan account of $8,550, (c) for Mr. Ebers, a contribution to his 401(k) Plan account of $11,400, and (d) for Mr. Rawls, a contribution to his 401(k) Plan account of $11,725.

(4)	Represents actual salary paid to Mr. Burns based on his start date of August 10, 2020.

43

Grants of Plan Based Awards for 2020

The following table sets forth, for each of our named executive officers, the grants of awards under any plan during the year 2020, as described in further detail in the sections titled “Annual Cash Incentive Awards” and “Long-Term Incentive Awards:”

Name	Grant Date	Date of Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jay Bray
Annual Bonus	—	—	—	2,500,000	3,500,000	—	—	—	—	—
Incentive Plan-PSUs	3/13/2020	—	—	—	—	1,750,000	3,500,000	7,000,000	—	3,500,000
Christopher Marshall
Annual Bonus	—	—	—	1,500,000	2,250,000	—	—	—	—	—
Incentive Plan-PSUs	3/13/2020	—	—	—	—	750,000	1,500,000	3,000,000	—	1,500,000
Eldridge Burns
Annual Bonus	—	—	—	450,000	750,000	—	—	—	—	—
Incentive Plan-RSUs	9/1/2020	7/29/2020	—	—	—	—	—	—	13,643	250,008
Anthony Ebers
Annual Bonus	—	—	—	1,500,000	2,250,000	—	—	—	—	—
Incentive Plan-PSUs	3/13/2020	—	—	—	—	500,000	1,000,000	2,000,000	—	1,000,000
Michael Rawls
Annual Bonus	—	—	—	1,080,000	1,800,000	—	—	—	—	—
Incentive Plan-RSUs	3/13/2020	—	—	—	—	—	—	—	77,943	1,000,009

(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential payouts of awards under our annual bonus plan subject to the achievement of certain performance measures. The actual amount of the awards made to our named executive officers is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent the threshold, target, and maximum number of shares issuable with respect to performance share units granted in March 2020. The performance share units are settled in shares of common stock, in an amount from 0% to 200% of the number of units awarded, based on the Company's total stockholder return over a one-year and a three-year period commencing on March 1, 2020. (see "Compensation Discussion and Analysis – Long-Term Incentive Awards”).

(3)	Represents awards of time-based restricted stock units to Messrs. Burns and Rawls that vest in one-third installments on each of the first three anniversaries of the grant date of the award.

(4)	Represents the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation excluding the effect of estimated forfeitures during the applicable vesting periods, of RSUs or PSUs granted to our named executive officers. The March 13, 2020 RSU award was valued at $12.83 per share, and the September 1, 2020 RSU grant was valued at $18.325 per share. The RSUs are valued using the closing stock price of the last trading date prior to the grant. Each of the PSU awards was valued at $11.85 per share. The PSUs are valued using the closing stock price of the last trading date prior to the grant and a Monte Carlo simulation model with a volatility of 35.1% and a risk-free rate of 0.85%. Assumptions used for determining the value of the awards reported in these columns are set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 in Note 14 to the Consolidated Financial Statements, “Stockholders’ Equity and Employee Benefit Plans.”

44

 Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of our named executive officers, their outstanding equity awards as of December 31, 2020, as described in greater detail in the in the section “Long-Term Incentive Awards:”

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)(1)
Jay Bray	3/1/2018	20,669(2)	641,359
	12/1/2018	938,339(3)	29,116,659
	3/1/2019	48,492(4)	1,504,707
	3/13/2020			590,518(5)	18,323,774

Christopher Marshall	3/1/2019	48,492(4)	1,504,707
	5/1/2019	428,956(6)	13,310,505

	3/13/2020			253,080(5)	7,853,072

Eldridge Burns	9/1/2020	13,643(7)	423,342

Anthony Ebers	3/1/2018	10,334(8)	320,664
	12/1/2018	428,956(6)	13,310,505
	3/1/2019	24,247(9)	752,384
	3/13/2020			168,720(5)	5,235,381

Michael Rawls	3/1/2018	10,334(8)	320,664
	12/1/2018	44,651(10)	1,385,521
	3/1/2019	24,247(9)	752,384
	3/13/2020	77,943(11)	2,418,571

(1)	Based on the closing market price of our common stock on December 31, 2020, which was $31.03.

(2)	This award of restricted stock units is subject to vesting. 20,669 units vested on March 1, 2021.

(3)	This award of restricted stock units is subject to vesting. 234,585 units vested on March 1, 2021; 234,584 units will vest on March 1, 2022; 234,585 units will vest on March 1, 2023 and 234,585 units will vest on March 1, 2024.

(4)	This award of restricted stock units is subject to vesting. 24,209 units vested on March 1, 2021 and 24,283 units will vest on March 1, 2022.

(5)	Because the actual performance achieved for the TSR performance condition was above the maximum performance level on December 31,2020, the number of shares underlying the awards is based on maximum financial performance. On March 1, 2021, the Compensation Committee determined that one-year performance was above the maximum performance level, and Mr. Bray earned 196,838 shares, Mr. Marshall earned 84,358 shares and Mr. Ebers earned 56,238 shares.

(6)	This award of restricted stock units is subject to vesting. 107,239 units vested on March 1, 2021; 107,239 units will vest on March 1, 2022; 107,239 units will vest on March 1, 2023 and 107,239 units will vest on March 1, 2024.

(7)	This award of restricted stock units is subject to vesting. 4,543 units will vest on September 1, 2021, 4,543 units will vest on September 1, 2022 and 4,557 units will vest on September 1, 2023.

(8)	This award of restricted stock units is subject to vesting. 10,334 units vested on March 1, 2021.

(9)	This award of restricted stock units is subject to vesting. 12,105 units vested on March 1, 2021 and 12,142 units will vest on March 1, 2022.

(10)	This award of restricted stock units is subject to vesting. 22,292 units vested on March 1, 2021 and 22,359 units will vest on March 1, 2022.

(11)	This award of restricted stock units is subject to vesting. 25,981 units vested on March 13, 2021, 25,981 units will vest on March 13, 2022 and 25,981 units will vest on March 13, 2023.

45

Stock Vested for 2020

The following table provides information on the vesting of shares of Mr. Cooper Group common stock for our other named executive officers in 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay Bray	170,507	3,526,003
Christopher Marshall	82,810	1,658,861
Eldridge Burns	—	—
Anthony Ebers	79,154	1,636,120
Michael Rawls	27,635	564,101

46

Potential Payments upon Termination or Change of Control

The following table sets forth the value of benefits that would have been payable to our named executive officers upon the occurrence of various termination events assuming a termination of employment on December 31, 2020, given their compensation levels and, where applicable, Mr. Cooper Group’s closing stock price on that date. Also, the table reflects potential payments related to a change-in-control and subsequent qualified termination within a specified window. The amounts shown in the table do not include payments and benefits, such as accrued salary and accrued vacation, to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. If the termination of employment was due to disability, all salaried employees, including our named executive officers, are entitled to receive a monthly long-term benefit of up to $25,000, which would begin six months following the determination of disability and continue until the person reaches the age of 65 years. The actual amounts to be paid can only be determined at the time of a named executive officer’s separation from the Company or a change in control and include the accelerated vesting of previously awarded but unvested equity awards.

Name	Death ($)	Disability ($)	Termination Without Cause ($)	Change in Control ($)

Jay Bray
Salary	—	—	—	—
Annual Bonus	—	—	—	—
Accelerated Vesting of RSUs	31,262,725(1)	31,262,725(1)	—	31,262,725(1)
Accelerated Vesting of PSUs	1,630,988(1)	1,630,98(1)	—	12,215,890(1)
Medical Coverage	—	—	—	—
Life Insurance	500,000(2)	—	—	—
Total	33,393,713	32,893,713	—	43,478,615
Christopher Marshall
Salary	—	—	750,000(3)	—
Annual Bonus	—	—	2,625,000(4)	—
Accelerated Vesting of RSUs	14,815,211(1)	14,815,211(1)	4,078,800(1)	14,815,211(1)
Accelerated Vesting of PSUs	698,985(1)	698,985(1)	—	5,235,444(1)
Medical Coverage	—	—	15,238(5)	—
Life Insurance	500,000(2)	—	—	—
Total	16,014,196	15,514,196	7,469,038	20,050,655
Eldridge Burns
Salary	—	—	500,000(3)	—
Annual Bonus	—	—	—	—
Accelerated Vesting of RSUs	423,342(1)	423,342(1)	—	423,342(1)
Medical Coverage	—	—	—	—
Life Insurance	500,000(2)	—	—	—
Total	923,342	423,342	500,000	423,342
Anthony Ebers
Salary	—	—	750,000(3)	—
Annual Bonus	—	—	1,500,000(4)	—
Accelerated Vesting of RSUs	14,383,553(1)	14,383,553(1)	—	14,383,553(1)
Accelerated Vesting of PSUs	465,985(1)	465,985(1)	—	3,490,316(1)
Medical Coverage	—	—	6,827(5)	—
Life Insurance	500,000(2)	—	—	—
Total	15,349,538	14,849,538	2,256,827	17,873,869
Michael Rawls
Salary	—	—	900,000(3)	—
Annual Bonus	—	—	1,200,000(4)	—
Accelerated Vesting of RSUs	4,877,140(1)	4,877,140(1)	2,193,387(1)	4,877,140(1)
Medical Coverage	—	—	30,475(5)	—
Life Insurance	500,000(2)	—	—	—
Total	5,377,140	4,877,140	4,323,862	4,877,140

47

(1)	Pursuant to the award agreements granting each of Messrs. Bray, Marshall, Ebers, and Rawls RSUs under our 2012 Incentive Compensation Plan, in the event our named executive officer’s employment terminates as a result of his death or disability or in the event of a change in control, all unvested RSU awards shall immediately vest. Pursuant to the RSU award agreements granting each of Messrs. Bray, Marshall, Ebers, Burns and Rawls RSU awards under our 2019 Omnibus Incentive Plan, in the event our named executive officer’s employment terminates as a result of his death or disability or prior to the first anniversary of a change in control, without cause or for good reason, all unvested RSU awards shall immediately vest. Pursuant to the PSU award agreements granting each of Messrs. Bray, Marshall and Ebers PSU awards under our 2019 Omnibus Incentive Plan, in the event our named executive officer’s employment terminates (a) as a result of his death or disability, a pro-rated amount of PSUs shall immediately vest based on actual performance on the date of the death or disability and (b) without cause or for good reason prior to the first anniversary of a change in control, all unvested PSUs shall immediately vest based on actual performance through the date the change in control. Pursuant to the offer letter described above with Mr. Marshall upon termination of Mr. Marshall’s employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment, he is entitled to accelerated vesting of the next tranche of restricted stock units scheduled to vest for each grant awarded. Pursuant to the offer letter described above with Mr. Rawls, upon termination of Mr. Rawls’ employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment as CEO of Xome, he is entitled to accelerated vesting of the next tranche of restricted stock units scheduled to vest for each grant awarded. This is based on the closing market price of $31.03 on December 31, 2020.

(2)	All salaried employees are entitled to a death benefit of two times their annual salary up to $500,000. These payments would be made pursuant to insurance policies maintained by us.

(3)	Represents an amount equal to his base salary as of December 31, 2020. Pursuant to the offer letter described above with Mr. Marshall, upon termination of Mr. Marshall’s employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment, he is entitled to 12 months of base salary; pursuant to the offer letter described above with Mr. Burns upon termination of Mr. Burns’ employment by us without cause during the initial twelve months of his employment he is entitled to 12 months of base salary; pursuant to the offer letter described above with Mr. Ebers, upon a termination without cause, Mr. Ebers is entitled to 12 months of base salary; and pursuant to the offer letter described above with Mr. Rawls upon termination of Mr. Rawls’ employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment as CEO of Xome, he is entitled to 24 months of base salary.

(4)	Pursuant to the offer letter described above with Mr. Marshall upon termination of Mr. Marshall’s employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment, he is entitled to 100% of the higher of his target bonus or his prior year’s bonus; pursuant to the offer letter described above with Mr. Burns upon termination of Mr. Burns’ employment by us without cause during the initial twelve months of his employment he is entitled to 100% of his prior year’s bonus, pursuant to the offer letter described above with Mr. Ebers, upon a termination without cause, Mr. Ebers is entitled to a pro-rata bonus payment, at target, for the portion of the year he was employed by us; and pursuant to the offer letter described above with Mr. Rawls upon termination of Mr. Rawls’ employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment as CEO of Xome he is entitled to 100% of the higher of his target bonus or his prior year’s bonus.

(5)	Pursuant to the offer letter described above with Mr. Marshall upon termination of Mr. Marshall’s employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment, he is entitled to up to 12 months of continued coverage under our medical plan; pursuant to the offer letter described above with respect to Mr. Ebers , upon a termination without cause, Mr. Ebers is entitled to up to 12 months of continued coverage under our medical plan; and pursuant to the offer letter described above with Mr. Rawls upon termination of Mr. Rawls’ employment by us without cause, or if he terminates his employment for good reason, during the initial twenty-four months of his employment as CEO of Xome, he is entitled to up to 24 months of continued coverage under our medical plan.

48

Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act of 2010, we calculated the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chairman, President & Chief Executive Officer. The pay ratio below is based on our Chairman, President & Chief Executive Officer’s 2020 total annual compensation.

Median employee total annual compensation	$55,874
CEO total annual compensation	$9,261,290
Ratio of CEO to median employee compensation	166 to 1

We identified our median employee by examining the 2020 W-2 Box 3 social security reportable wages and foreign equivalent taxable income amounts for all individuals, excluding the Chairman, President & Chief Executive Officer, who were employed by us on December 31, 2020. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Our employee population as of December 31, 2020 consisted of approximately 9,800 individuals. We did not make any assumptions, adjustments, or estimates with respect to compensation and did not annualize the compensation for any full-time employees that were not employed by us for all of 2020. With respect to the annual total compensation of our Chairman, President & Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table above.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

49

PROPOSAL 2: ADVISORY VOTE ON SAY ON PAY

In accordance with Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC.

The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning the interests of executive management with stockholders, attracting, retaining and motivating high-quality executive officers and creating long-term value. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which describes how the executive compensation program reflects our compensation philosophy and objectives and the decisions made by the Compensation Committee for 2020 in detail.

We are asking stockholders to indicate their support for the named executive officer compensation described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions, and the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

50

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020, with respect to shares of common stock that may be issued under our Incentive Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans approved by stockholders(1)	—	—	17,906,422
Equity Compensation Plans not approved by stockholders	—	—	—
Total	—	—	17,906,422

(1)	For additional information, please see Note 14 to the Consolidated Financial Statements, “Stockholders Equity and Employee Benefit Plans” in our Annual Report on Form 10-K for the year ended December 31, 2020.

51

AUDIT FUNCTION

Report of the Audit & Risk Committee

Management is responsible for our overall financial reporting process. Ernst & Young LLP is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit & Risk Committee’s responsibility is to monitor and oversee these processes. The Audit & Risk Committee is also solely responsible for the selection and termination of our independent registered public accounting firm, including the approval of audit fees and any non-audit services provided by and fees paid to the independent registered public accounting firm.

In this context, the Audit & Risk Committee:

•	has met and held discussions with management of the Company, who represented to the Audit & Risk Committee that our audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles;

•	has reviewed and discussed the audited consolidated financial statements and discussed with the independent registered public accounting firm the matters required to be discussed under the applicable standards adopted by the Public Company Accounting Oversight Board;

•	has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit & Risk Committee concerning independence and discussed with the independent registered public accounting firm its independence; and

•	participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.

Based on the review and discussions referred to above, the Audit & Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

This report was submitted by the Audit & Risk Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Audit & Risk Committee:

Roy Guthrie, Chair
Robert Gidel
Michael Malone
Steven Scheiwe

52

PROPOSAL 3: RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit & Risk Committee has appointed Ernst & Young LLP (E&Y) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. The Board is asking stockholders to ratify this appointment. Although SEC regulations and NASDAQ listing requirements require our independent registered public accounting firm to be engaged, retained and supervised by the Audit & Risk Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and a key corporate governance issue. If the appointment of E&Y is not ratified, the matter of the appointment of the independent registered public accounting firm will be re-considered by the Audit & Risk Committee.

We anticipate that a representative of E&Y will attend the annual meeting, will be available to respond to appropriate questions and will have an opportunity to make a statement.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

53

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional services rendered by E&Y for each of the last two fiscal years:

	2020	2019
Audit Fees(1)	$6,052,785	$6,382,050
Audit-Related Fees(2)	615,000	695,000
Tax Fees(3)	635,604	425,000
All Other Fees(4)	4,325	7,200
Total Fees	$7,307,714	$7,509,250

(1)	Audit fees include fees related to the annual integrated audits of our consolidated financial statements, including internal control over financial reporting, the reviews of our interim consolidated financial statements related to our quarterly reports on Form 10-Q and other services that generally only the independent registered public accountant can provide such as the issuance of comfort letters and consents.

(2)	Audit-related fees generally include fees related to the performance of other attest engagements under professional auditing standards, including internal control-related engagements, Regulation AB and other servicer compliance-related engagements and the audit of an employee benefit plan.

(3)	Tax fees relate to the performance of tax compliance services in 2020, including the preparation, review and filing of tax returns, and consulting services in 2020 and 2019 for various matters, including an assessment of certain capitalizable expenses in 2019.

(4)	This amount relates to the subscription to E&Y’s web-based accounting and auditing research library.

Audit & Risk Committee’s Pre-Approval Policies and Procedures

The Audit & Risk Committee must approve any service to be performed by our independent registered public accounting firm in advance of the service being performed. The Audit & Risk Committee approved in advance the services performed in 2020 by our independent registered public accounting firms.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Relationship with KKR

Investment Agreement
On January 30, 2014, we entered into an Investment Agreement with KKR Fund Holdings L.P. (KKR Fund). Pursuant to the investment agreement, we sold to KKR Fund 1,000,000 shares of Series A Convertible Preferred Stock having the terms, rights, obligations and preferences contained in our certificate of incorporation for a purchase price equal to $11,072,192. On February 12, 2018, in connection with the transactions contemplated by the Merger, we amended our agreement with KKR Fund, and immediately thereafter KKR Fund contributed the Series A Convertible Preferred Stock to KKR Wand Holdings Corporation (Wand Holdings), our largest stockholder and a KKR affiliate.

The Series A Convertible Preferred Stock has rights substantially similar to those associated with our common stock, with the exception of a liquidation preference, conversion rights and customary anti-dilution protections. The Series A Convertible Preferred Stock has a liquidation preference equal to the greater of (a) $10.00 per 1,000,000 shares of Series A Convertible Preferred Stock plus declared but unpaid dividends on any such shares and (b) the amount that the holder of the Series A Convertible Preferred Stock would be entitled to if such holder participated with the holders of shares of our common stock then outstanding, pro rata as a single class based on the number of outstanding shares of our common stock on an as-converted basis held by each holder as of immediately prior to a liquidation, in the distribution of all of our remaining assets and funds available for distribution to our stockholders. The Series A Convertible Preferred Stock is convertible at a conversion price of $13.20 per share (subject to anti-dilution adjustment) into shares of our common stock either at the option of the holder or automatically upon transfer by Wand Holdings to a non-affiliated party. Further, Wand Holdings, as the holder of the Series A Convertible Preferred Stock, has received other rights pursuant to the investor rights agreement described below.

Investor Rights Agreement
On January 30, 2014, we entered into the investor rights agreement with KKR Fund. On February 12, 2018, KKR Fund assigned its rights under the investor rights agreement to Wand Holdings. Wand Holdings’ rights as a holder of the Series A Convertible Preferred Stock, and the rights of any subsequent holder that is an affiliate of Wand Holdings, are governed by the investor rights agreement. Pursuant to the investor rights agreement, for so long as Wand Holdings owns, in the aggregate, at least 50% of the Series A Convertible Preferred Stock issued as of January 30, 2014 (or the underlying common stock), Wand Holdings has the right to appoint two of the nine directors that currently comprise our board. Currently, Messrs. Harrington and Olson are the Wand Holding designees to our Board.

In the event that any stockholder or group of stockholders other than Wand Holdings calls a stockholder meeting or seeks to nominate nominees to our board of directors, then Wand Holdings shall not be restricted from calling a stockholder meeting in order to nominate directors as an alternative to the nominees nominated by such stockholder or group, provided that Wand Holdings shall not nominate or propose a number of directors to our board of directors that is greater than the number of directors nominated or proposed by such stockholder or group.

The investor rights agreement also provides Wand Holdings with registration rights, including three long form demand registration rights, unlimited short form demand registration rights and customary piggyback registration rights with respect to common stock (and common stock underlying the Series A Convertible Preferred Stock), subject to certain minimum thresholds, customary blackout periods and lockups of 180 days. We filed a resale registration statement on Form S-3, as amended that was declared effective on November 25, 2015, which, among other things, registered for resale the common stock underlying the Series A Convertible Preferred Stock.

The investor rights agreement also provides that to the extent that we undertake any capital markets issuances, we will engage KKR Capital Markets LLC (KCM) to assist us in such issuances on customary commercial terms reasonably

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acceptable to us. In 2020, KCM participated in our three senior unsecured notes offerings and received fees and expense reimbursements of $1,725,000 in the aggregate.

For as long as Wand Holdings beneficially owns any shares of our common stock or Series A Convertible Preferred Stock, we have agreed to provide customary Rule 144A information rights, to provide Wand Holdings with regular audited and unaudited financial statements and to allow Wand Holdings or its representatives to inspect our books and records.

Related-Party Transaction Policy

The Board recognizes the importance of avoiding conflicts of interest between us and our employees, directors and affiliates of our employees and directors, and any person who is the beneficial owner or more than 5% of Mr. Cooper Group voting securities (each, a related party). Our Code of Business Conduct and Ethics requires directors and executive officers, including their affiliates, to avoid any activity, interest or relationship that would create, or might appear to others to create, a conflict of interest with us. Accordingly, our Board has adopted a written policy regarding the approval of any related-party transaction, which is any transaction or series of transactions involving us or any of our consolidated subsidiaries and a related party where the aggregate amount involved will or may be expected to exceed $120,000 and the related party has a direct or indirect material interest. In addition, under our policy, the provision of mortgage origination and mortgage servicing to our directors, executive offices and their immediate family members is not considered a related-party transaction, provided that the transaction is (a) on substantially the same terms for comparable services provided to non-affiliates or (b) pursuant to company policy or programs.

Pursuant to this policy and our related procedures, directors (including director nominees), executive officers and employees are required to report to our legal department any related-party transactions or circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company. These transactions are then reported to the NCG Committee. The disinterested members of the NCG Committee who do not have material direct or indirect interests evaluates each related-party transaction to determine if the transaction is fair, reasonable and within Company policy and whether it should be ratified and approved. Additionally, the NCG Committee may determine that the Board should approve or ratify any related-party transaction. If the chairman of the NCG Committee determines that it is not practicable or desirable for the Company to wait until the next regularly-scheduled meeting of the NCG Committee, the chairman may approve or ratify related-party transactions and report to the full NCG Committee at its next regularly-scheduled committee meeting any approvals or ratifications made by the chairman. In addition, we also make inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related-party transactions. The NCG Committee considers various factors, including the benefit of the transaction to the Company, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of the Company’s business, the direct or indirect nature of the related-person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related-party transaction under applicable law and listing standards.

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BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table shows, as of March 16, 2021, the beneficial ownership of shares of Mr. Cooper Group common stock by: (a) each director; (b) our named executive officers for 2020; (c) all of our directors and executive officers as a group and (d) each stockholder known to us to beneficially own more than 5% of Mr. Cooper Group common stock. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of Mr. Cooper Group common stock or the individual has the right to acquire the shares within 60 days of March 16, 2021.

Name	Shares beneficially owned(1)	% of shares outstanding

Named Executive Officers and Directors
Jay Bray	910,493	1.0
Busy Burr(3)	27,485	*
Robert Gidel(2)	70,001	*
Roy Guthrie(3)	54,096	*
Christopher Harrington	—	*
Michael Malone(3)	101,486	*
Shveta Mujumdar(3)	15,520	*
Tagar Olson(3)	13,286	*
Steven Scheiwe(3)(4)	71,379	*
Eldridge Burns	—	*
Anthony Ebers	201,414	*
Chris Marshall	387,549	*
Michael Rawls	111,053	*
All directors and executive officers as a group (13 persons)	1,963,762	2.17

5% Stockholders	Stock Class	Shares beneficially owned	% of Class Owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common	10,678,240(5)	11.78

Leon G. Cooperman St. Andrews Country Club 7118 Melrose Castle Lane Boca Raton, FL 33496	Common	5,054,000(6)	5.58(6)

KKR Fund Holdings L.P. c/o Kohlberg Kravis & Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019	Series A Convertible Preferred	1,000,000(7)	100.00
	Common	15,612,046(7)	17.07

*	Indicates less than one percent.

(1)	Includes with respect to each of the following named executive officers, directors, and all executive officers and directors as a group, the following (a) shares of unvested restricted stock for which the indicated beneficial owners have voting but no investment power and (b) restricted stock units which vest within 60 days of March 16, 2021:

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Name	Restricted Stock	Restricted Stock Units
Named Executive Officers and Directors
Jay Bray	—	—
Busy Burr	—	13,286
Robert Gidel	—	6,905
Roy Guthrie	—	6,905
Christopher Harrington	—	—
Michael Malone	—	6,905
Shveta Mujumdar	—	15,520
Tagar Olson	—	13,286
Steven Scheiwe	2,073	13,286
Eldridge Burns	—	—
Anthony Ebers	—	—
Chris Marshall	—	—
Michael Rawls	—	—
All directors and executive officers as a group (13 persons)	2,073	76,093
(2)	Shares are held in the name of Liberty Partners, LLC.

(3)	Total includes shares for which no voting or investment power currently exists, the receipt of which has been deferred by (a) Ms. Burr in the amount of 13,286 shares, (b) Mr. Guthrie in the amount of 37,125 shares, (c) Mr. Malone in the amount of 37,125 shares, (d) Ms. Mujumdar in the amount of 15,520 shares, (e) Mr. Olson in the amount of 13,286 shares and (f) Mr. Scheiwe in the amount of 13,286 shares, who could obtain their respective deferred shares within 60 days of March 16, 2021 under certain circumstances.

(4)	Includes 32,803 shares held in the name of the Scheiwe Family Living Trust, under which Mr. Scheiwe is a trustee.

(5)	Based on a Schedule 13G/A filed with the SEC on January 27, 2021 by BlackRock, Inc. According to the filing, the beneficial owner has indicated that it has sole voting power to vote 10,531,815 shares and sole dispositive power with respect to 10,678,240 shares. These stockholders have indicated that the aggregate amount beneficially owned by each reporting person is 10,678,240 shares.

(6)	Based on a Schedule 13G filed with the SEC on March 5, 2021, by Leon G. Cooperman. According to the filing, the beneficial owner has indicated that he has sole voting power and sole dispositive power in respect of 5,054,000 shares. Subsequent to the March 16, 2021 record date determination, Mr. Cooperman disposed of 805,000 shares and now holds 4.69% of our common stock.

(7)	Based on a Schedule 13D/A filed with the SEC on November 20, 2020 by KKR Wand Investors Corporation (KKR Wand Investors), beneficial owner of 13,006,776 shares of the Company’s common stock, on behalf of itself and KKR Wand Holdings Corporation (KKR Wand Holdings) beneficial owner of 2,605,270 shares of the Company’s common stock, KKR Group Partnership L.P. (KKR Group Partnership), KKR Wand Investors L.P. (KKR Wand LP), KKR Wand GP LLC (KKR Wand GP), KKR Fund Holdings L.P. (KKR Fund Holdings LP), KKR Group Holdings Corp. (KKR Group Holdings), KKR & Co. Inc. (KKR & Co.), KKR Management LLC (KKR Management), Henry R. Kravis (Mr. Kravis), George R. Roberts (Mr. Roberts), Christopher J. Harrington (Mr. Harrington), Jeffrey Livingston (Mr. Livingston) and Simon Greene (Mr. Greene, and collectively with the other persons and entities listed in this paragraph, the KKR Reporting Persons). On September 21, 2020, Mr. Livingston resigned as a director of KKR Wand Holdings and KKR Wand Investors and does not beneficially own any shares of the Company’s common stock, and on November 18, 2020, Mr. Greene was appointed as a director of each of KKR Wand Holdings and KKR Wand Investors. According to the Schedule 13D/A, each of Mr. Harrington and Mr. Greene (as the sole directors and holders of voting stock of KKR Wand Holdings and KKR Wand Investors) may be deemed to be the beneficial owner of the securities owned directly by KKR Wand Holdings and KKR Wand Investors. Messrs. Harrington and Greene are executives of KKR and/or one or more of its affiliates. KKR Group Partnership, an affiliate of KKR, owns 100% of the economic interest in KKR Wand Holdings and may be deemed to have shared beneficial ownership over the securities held by KKR Wand Holdings. KKR Wand LP owns 100% of the economic interest in KKR Wand Investors. KKR Wand GP is the general partner of KKR Wand LP and is a wholly owned subsidiary of KKR Group Partnership. KKR Group Partnership may be deemed to have shared beneficial ownership over the securities held by KKR Wand Holdings and KKR Wand Investors.

KKR Group Holdings (as a general partner of KKR Group Partnership), KKR & Co. (as the sole shareholder of KKR Group Holdings), KKR Management (as the controlling shareholder of KKR & Co.), and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management), may be deemed to have shared beneficial ownership of the securities beneficially owned directly by KKR Wand Holdings and KKR Wand Investors, and each disclaims beneficial ownership of the securities. Each of Messrs. Joseph Y. Bae, William J. Janetschek, Scott C. Nuttall and David J. Sorkin is a director of KKR Group Holdings, and each of Messrs. Bae, Janetschek, Kravis, Nuttall, Roberts and Sorkin is an executive officer of KKR Group Holdings and KKR & Co. The address of the principal business office of KKR Wand Holdings, KKR Wand Investors, KKR Wand LP, KKR Wand GP, KKR Group Partnership, KKR Group Holdings, KKR & Co. Inc., KKR Management, Messrs. Harrington, Kravis, Livingston and Greene is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address of the principal business office of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. According to the Schedule 13D/A, the KKR Reporting Persons beneficially own an aggregate of 15,612,046 shares of the Company’s common stock, which represent, in the aggregate, approximately,17% of the outstanding shares of the Company’s common stock, and have shared voting power and shared dispositive power with respect to 15,612,046 shares of the Company’s common stock. The 15,612,046 shares of the Company’s common stock consist of 1,000,000 shares of the Company’s Series A preferred stock held directly by Wand Holdings convertible into 838,802 shares of the Company’s common stock, the foregoing being based on 90,622,806 shares of the Company’s common stock outstanding as of March 16, 2021 and assumes that all 838,802 shares underlying the Company’s Series A preferred stock have been converted or exercised, as applicable, and are outstanding.

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OTHER MATTERS

The Board knows of no other matters to be brought before the 2021 Annual Meeting of Stockholders. If matters other than the ones listed in this proxy statement properly come before the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

STOCKHOLDER PROPOSALS

Stockholder Proxy Proposal Deadline

Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals will need to be received by us not later than November 30, 2021, in order to be eligible for inclusion in our proxy statement and form of proxy with respect to the 2022 Annual Meeting of Stockholders. Stockholder proposals must be sent to us at Mr. Cooper Group Inc., 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary.

Stockholder Business – Annual Meeting

Stockholders who wish to introduce an item of business at an annual meeting of stockholders may do so in accordance with our Bylaw procedures. A stockholder desiring to bring a proper subject of business before the 2022 Annual Meeting of Stockholders, without inclusion of such proposal in the proxy statement, must provide a written notice timely received by us not sooner than November 30, 2021, but not later than December 30, 2021, at our principal executive offices. Any notice of intent to introduce an item of business at an annual meeting of stockholders must, among other things, contain the name and address of the stockholder, and a representation that the stockholder is a holder of record and that the stockholder intends to appear in person or by proxy at the meeting. A complete listing of the other requirements the advance notice must meet is found in Section 2.13 of our Bylaws. A complete copy of our Bylaws may be found on our website at www.mrcoopergroup.com or by writing to Mr. Cooper Group Inc., 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary.

The chairman of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the foregoing procedures.

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GENERAL INFORMATION ABOUT
THE ANNUAL MEETING AND VOTING

What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at our 2021 Annual Meeting of Stockholders. Additionally, it contains certain information that the SEC and NASDAQ require us to provide to our stockholders. This proxy statement is also the document used by our Board to solicit proxies to be used at the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the annual meeting.

When and where will the 2021 Annual Meeting of Stockholders be held?

The annual meeting will be held on May 13, 2021 at the Four Points by Sheraton – Dallas/Fort Worth Airport North, 1580 Point West Blvd., Coppell, TX 75019 at 9:00 a.m., central time.

What will be voted on and how many votes are required to elect directors and adopt other proposals?

Proposal	Votes Required
Election of Directors	Majority of the votes present in person or by proxy entitled to vote

Say on Pay Vote	Affirmative vote of a majority of Mr. Cooper Group common stock present in person or by proxy entitled to vote

Ratification of Ernst & Young LLP as our independent auditors for 2021	Affirmative vote of a majority of Mr. Cooper Group common stock present in person or by proxy entitled to vote

We also will consider any other business that may properly come before the annual meeting.

Who may vote at the annual meeting?

All stockholders who owned Mr. Cooper Group common stock and Series A Convertible Preferred Stock (collectively, the Company Stock) at the close of business on the record date of March 16, 2021, may attend and vote at the annual meeting.

Are Proxy Materials available via the Internet?

Under rules adopted by the SEC, we primarily furnish proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our 2020 Annual Report to each stockholder. If you received a notice regarding the availability of proxy materials (the Notice) by mail or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you on how you may vote your shares. The Notice will also instruct you on how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

How do I vote?

You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy:

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By internet

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your proxy card to vote online.

By telephone

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card in order to vote by telephone.

By mail

•	Mark your selections on the proxy card that accompanies this proxy statement.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

To vote by proxy, you must properly complete and return the enclosed proxy card in a timely manner. If you vote by proxy, your shares will be voted as you indicate on the card. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as the Board recommends.

Can I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than May 12, 2021;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on May 12, 2021;

•	submitting a properly signed proxy card with a later date that is received no later than May 12, 2021; or

•	attending the annual meeting, revoking your proxy and voting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the annual meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How many votes do I have?

You will have one vote for each share of Mr. Cooper Group common stock which you owned at the close of business on March 16, 2021, the record date for the annual meeting. Each share of Series A Convertible Preferred Stock outstanding as of the record date will be entitled to .838802424 votes.

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How many shares of Company Stock are eligible to vote at the annual meeting?

At the close of business on March 16, 2021, the record date of the annual meeting, there was a total of 90,622,806 shares of Mr. Cooper Group common stock and 1,000,000 shares of our Series A Convertible Preferred Stock outstanding and eligible to vote at the annual meeting.

How many shares must be present to hold the annual meeting?

The presence, in person or by proxy, of the holders of at least a majority in voting power of the outstanding shares of the Company Stock, voting together as a single class, entitled to vote at the meeting is necessary to constitute a quorum. Shares are counted as present at the annual meeting if stockholders are present in person or a proxy card has been properly submitted by or on behalf of stockholders. Votes to abstain, referred to as “abstentions,” and broker non-votes are counted for purposes of determining the presence of a quorum.

What if I hold my shares in a brokerage account?

If you hold your shares in a brokerage account, the shares are said to be held in “street name.” In this case your broker will send you a package, including a voter instruction card which will ask you how you want your shares to be voted. If you give your broker instructions, the broker will vote your shares as you direct. If you do not give your broker instructions (these shares are often referred to as broker non-votes) and the proposal involves a “routine” matter, then NASDAQ rules provide brokers with discretionary power to vote your shares. However, if a proposal involves a “non-routine” matter, then brokers are not permitted to vote your shares without instructions from you.

What is a Broker Non-Vote?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of independent registered public accounting firm but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Please instruct your broker so your vote can be counted.

If I abstain, what happens to my vote?

If you choose to abstain in voting on the Election of Directors, your abstention will have no effect, as the required vote is calculated through the following calculation: votes FOR divided by the sum of votes FOR plus votes AGAINST.

If you choose to abstain in voting on any other matter, your abstention will be counted as a vote AGAINST the proposal, as the required vote is calculated through the following calculation: votes FOR divided by the sum of votes FOR plus votes AGAINST plus votes ABSTAINING.

How do I attend the annual meeting?

If you plan to attend the meeting in person, please RSVP via email to secretary@mrcooper.com with RSVP as the subject line no later than 5:00 p.m. central time on May 12, 2021. Admission to the annual meeting is limited to Mr. Cooper Group stockholders or their proxy holders. In order to be admitted to the annual meeting, each stockholder will be asked to present proof of stock ownership and valid government-issued photo identification, such as a driver’s license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that you beneficially owned shares of Mr. Cooper Group common stock at the close of business on March 16, 2021, the record date for the annual meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

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How do I obtain more information about Mr. Cooper Group

We file annual, quarterly and current reports, proxy statements and other information with the SEC which is available on the website maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Mr. Cooper Group Inc., at 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary, and can also be accessed through our website. We will furnish without charge to each person whose proxy is being solicited, upon oral or written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, excluding the exhibits, by first class mail or other equally prompt means within one business day of receipt of such request. Request for copies of such report should be directed to our Corporate Secretary at the above address or at 469-549-2000.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address. This process which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single copy of the proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Stockholders who participate in householding will continue to receive separate proxy or voting instruction cards.

Once a stockholder receives notice from his or her broker or us that they will be householding materials to his or her address, householding will continue until the stockholder revokes the consent. If you are not eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please send your request to Mr. Cooper Group Inc. at 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary. You may also make written or oral requests by contacting us at this address or calling 469-549-2000 if you participate in householding and wish to receive a separate copy of these documents (in which case we will promptly deliver a separate copy to you), or if, at any time, you no longer wish to participate in householding. You should notify your broker if the shares are held in a brokerage account or us if you hold registered shares. We can be notified by sending a written request to the above address.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Jay Bray	☐	☐	☐
1b. Busy Burr	☐	☐	☐
1c. Robert Gidel	☐	☐	☐
1d. Roy Guthrie	☐	☐	☐
1e. Christopher Harrington	☐	☐	☐
1f. Michael Malone	☐	☐	☐
1g. Shveta Mujumdar	☐	☐	☐
1h. Tagar Olson	☐	☐	☐
1i. Steven Scheiwe	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To conduct an advisory vote on named executive officer compensation.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000495711_1 R1.0.0.171

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com

MR. COOPER GROUP INC.
Annual Meeting of Shareholders
May 13, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jay Bray and Beth Gormley, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MR. COOPER GROUP INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, local time, on 5/13/2021, at the Four Points by Sheraton - Dallas/Fort Worth Airport North, 1580 Point West Blvd., Coppell, TX 75019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000495711_2 R1.0.0.171

Continued and to be signed on reverse side